Reinsurance Agreement 100176

This Automatic Self Administered YRT Reinsurance Agreement

Effective January 1, 2025

(hereinafter referred to as the “Agreement”)

is made between

Thrivent Financial for Lutherans

(hereinafter referred to as the “Company”)

and

Munich American Reassurance Company

Georgia

(hereinafter referred to as the “Reinsurer”)

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Confidential (C3)

Table of Contents

Article 1		4
1.1	General	4
1.2	Scope of Coverage	4

Article 2		5
2.1	Automatic Reinsurance	5
2.2	Facultative Reinsurance	6

Article 3		7
3.1	Automatic Submissions	7
3.2	Facultative Submissions	7

Article 4		8
4.1	Commencement of Automatic Reinsurance Liability	8
4.2	Commencement of Facultative Reinsurance Liability	8
4.3	Conditional Receipt or Temporary Insurance Agreement Liability	8

Article 5		9
5.1	Premium Accounting	9
5.2	Currency	9
5.3	Non-Payment of Premiums	9

Article 6		10
6.1	Right of Offset	10

Article 7		11
7.1	Conversions	11
7.2	Policy Changes	11
7.3	Reductions	12
7.4	Lapses	13
7.5	Reinstatements	13
7.6	Reinsurance Limits	13

Article 8		14
8.1	Retention Limit Change	14
8.2	Rate Increases	14
8.3	Recapture	14

Article 9		16
9.1	Claims Notice and Consultation	16
9.2	Claim Proofs	16
9.3	Claims Payment	17
9.4	Claims Practices	18
9.5	Contested Claims	18
9.6	Claims Expenses	19
9.7	Extra Contractual Obligations	19
9.8	Misstatement of Age or Sex	19

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Confidential (C3)

Article 10		20
10.1	Errors and Omissions in Administration of Reinsurance	20
10.2	Dispute Resolution	20
10.3	Arbitration	20

Article 11		23
11.1	Insolvency	23

Article 12		25
12.1	Premium Tax	25

Article 13		26
13.1	Entire Agreement	26
13.2	Inspection of Records	26
13.3	Utmost Good Faith	27
13.4	Confidentiality	27
13.5	Security	30
13.6	OFAC Compliance	31

Article 14		33
14.1	Representations and Warranties	33

Article 15		34
15.1	Material Changes	34

Article 16		35
16.1	Duration of Agreement	35
16.2	Severability	35
16.3	Construction	35
16.4	Credit for Reinsurance	35
16.5	Non-Waiver	36
16.6	Retrocession	36
16.7	Governing Law	36
16.8	Interest	37
16.9	No License of Name	37
16.10	Counterparts	37

Execution		38

Exhibits		39
A	Business Covered	39
A-1	Business Guidelines	41
A-2	Facultative Submissions	42
B	Reinsurance Application	43
C	General Terms	44
C-1	Rates and Terms for Specific Plans	45
D	Company’s Retention Limits	60
E	Automatic Acceptance Limits	61
F	Reinsurance Reports	62

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Confidential (C3)

Article 1

1.1	General

This Agreement is an indemnity reinsurance agreement solely between the Company and the Reinsurer. The acceptance of risks under this Agreement by the Reinsurer will create no right or legal relation between the Reinsurer and the insured, owner, beneficiary, or assignee of any insurance policy of the Company. The Reinsurer shall not be liable for any claims, suits or actions as a result of any misconduct, negligence, fraud or criminal activity of any kind committed by the Company or its representatives.

This Agreement will be binding upon the parties hereto and their respective successors and assigns including any rehabilitator, conservator, liquidator or statutory successor of either party. Neither the Company nor the Reinsurer may assign its rights, duties, and obligations under this Agreement to any other party without the prior written consent of the other party. Neither party may effect any novation of this Agreement without the other party’s prior written consent.

Day or days, when used in this Agreement, will mean calendar days.

1.2	Scope of Coverage

This Agreement applies to all directly issued insurance policies and supplemental benefits and riders listed in Exhibit A (hereinafter referred to as “policies” or “policy”) and issued in a jurisdiction in which the Company is properly licensed. On and after the effective date of this Agreement, the Company will cede and the Reinsurer will accept its share of the benefits specified in Exhibit A in accordance with the terms of this Agreement. The policies accepted by the Reinsurer will be hereinafter referred to as “Reinsured Policies.”

The Company may not reinsure the retained amounts specified in Exhibit D on any basis without the Reinsurer’s prior written consent.

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Article 2

2.1	Automatic Reinsurance

The Company will automatically cede and the Reinsurer will automatically accept its share of the Company’s policies provided that,:

a)	The Company has retained on each life the amount set out in Exhibit D according to the age and mortality rating at the time of underwriting; and

b)

The total of the new ultimate face amount of reinsurance requested and the amount already reinsured on that life under this Agreement and all other life agreements between the Reinsurer and the Company, does not exceed the Automatic Binding Limit set out in Exhibit E; and

c)	The total new ultimate face amount of insurance on that life in force and applied for with all companies, including the Company, does not exceed the Jumbo Limit set out in Exhibit E; and

d)

The application is on a life for which the current or any previous application had not been submitted by the Company on a facultative basis to the Reinsurer or any other reinsurer within the last three years, unless the reason for the previous facultative submission was for exceeding the Automatic Binding Limit or exceeding the Jumbo Limit and no longer applies; and

e)	The policy is not purchased as part of a premium financing program or third party investment program, unless such programs have been approved in writing by the Reinsurer; and

f)

The Company applies its underwriting guidelines that are in effect at time of policy issuance. In the absence of underwriting guidelines on any particular topic or condition or if the underwriting guidelines dictate that individual consideration is required, including but not limited to referrals to a medical doctor, the Company will make underwriting decisions in good faith utilizing the care, skill and diligence with which a reasonably prudent underwriter would use in the same or similar circumstances.

For purposes of this Agreement, “ultimate face amount” will mean, to the best of the Company’s knowledge, the projected maximum face amount at the time of underwriting, including any contractual increases, that could be reached based on reasonable assumptions made about the policy.

If the Company is already on the risk for its retention under previously issued policies, the Reinsurer will automatically accept reinsurance for newly issued policies according to the limits set out in Exhibit E, provided the Company has complied with the business guidelines specified in Exhibit A-1 (hereinafter the “Business Guidelines”) that would have applied if the new policy had been fully retained by the Company.

Automatic reinsurance will be on a YRT basis using the YRT Rates for Full Underwriting or Accelerated Underwriting specified in Exhibit C-1.

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2.2	Facultative Reinsurance

Policies that do not qualify for automatic reinsurance hereunder may be submitted to the Reinsurer on a facultative basis. Additionally, policies that qualify for automatic reinsurance may be submitted to the Reinsurer for facultative consideration. If a policy that qualifies for automatic reinsurance is submitted to the Reinsurer or other reinsurers for facultative consideration, the policy will be treated as if proposed on a facultative basis.

Facultative reinsurance will be on a YRT basis using the YRT Rates for Full Underwriting specified in Exhibit C-1.

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Article 3

3.1	Automatic Submissions

The Company will report Reinsured Policies ceded automatically to the Reinsurer according to the terms specified in Exhibit F.

Upon request, the Company will provide the Reinsurer copies of the application, underwriting papers and other information pertaining to any automatic cession under this Agreement.

3.2	Facultative Submissions

Applications for reinsurance on a facultative basis will be made in accordance with Exhibit A-2. Unless the Reinsurer provides written consent to an extension, the Company will have the number of days specified in Exhibit A-2 from the date of the Reinsurer’s final offer in which to place the policy with the insured/owner, after which the Reinsurer’s offer will expire without further notice or obligation.

The terms of this Agreement will apply to each accepted facultative offer, unless the offer specifies different terms.

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Article 4

4.1	Commencement of Automatic Reinsurance Liability

The Reinsurer’s liability for any Reinsured Policy accepted automatically will begin simultaneously with the Company’s contractual liability for that policy.

4.2	Commencement of Facultative Reinsurance Liability

The Reinsurer’s liability for facultative reinsurance will begin simultaneously with the Company’s contractual liability if the Company has accepted, during the lifetime of the insured, the Reinsurer’s offer of coverage. However, the Reinsurer will be bound to facultative policies that are placed with the Reinsurer by the Company in accordance with the Company’s reasonably documented facultative acceptance procedures.

The Reinsurer will have no liability for any application submitted for facultative consideration if the Reinsurer declined facultative coverage or made an offer of coverage that was not accepted by the Company as required by the terms of this Agreement.

4.3	Conditional Receipt or Temporary Insurance Agreement Liability

Automatic reinsurance coverage provided by the Reinsurer for the Company’s conditional receipt or temporary insurance agreement will begin simultaneously with the Company’s contractual liability and is limited to the Reinsurer’s share, as shown in Exhibit A, of amounts accepted within the Company’s usual cash-with-application procedures for temporary coverage, up to the limits shown in Exhibit E.

For facultative applications submitted to the Reinsurer, the Reinsurer’s liability under a conditional receipt or a temporary insurance agreement will begin simultaneously with the Company’s contractual liability if the Reinsurer has received notice from the Company that the Reinsurer’s facultative offer has been accepted. The Reinsurer’s liability is limited to its share, as shown in Exhibit A, of amounts accepted within the Company’s usual cash-with-application procedures for temporary coverage, up to the limits shown in Exhibit E.

If the proposed insured dies prior to the completion of the underwriting process, the Reinsurer will continue underwriting the risk to determine if a facultative offer would have been made on the risk. If so, the Reinsurer will accept liability for the risk, subject to the limits specified in the paragraph above.

After a policy has been issued, no reinsurance benefits are payable under this pre-issue coverage provision.

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Article 5

5.1	Premium Accounting

The Company will pay the Reinsurer premiums in accordance with the terms specified in Exhibit C-1.

The method and requirements for reporting and remitting premiums are specified in Exhibit F.

5.2	Currency

All payments due under this Agreement will be made in U.S. Dollars.

5.3	Non-Payment of Premiums

The payment of reinsurance premiums is a condition to the liability of the Reinsurer for reinsurance provided by this Agreement. In the event that undisputed reinsurance premiums are not paid within 60 days of the due date, the Reinsurer may terminate reinsurance for all Reinsured Policies having reinsurance premiums in arrears. If the Reinsurer elects to terminate any Reinsured Policies after such 60 day period, it will then give the Company at least 90 days’ prior written notice of its intention to terminate such reinsurance. If all reinsurance premiums in arrears, including any which may become in arrears during such 90 day notice period, are not paid before the end of the notice period, the Reinsurer’s obligations for those Reinsured Policies will be limited to obligations relating to events arising on or before the last date for which reinsurance premiums have been paid in full for each Reinsured Policy.

If reinsurance is terminated according to this Article, unearned premiums, net of outstanding balances, will be paid by the party with the positive balance.

Terminated reinsurance may be reinstated, subject to approval by the Reinsurer, within 30 days of the date of termination, and upon payment of all reinsurance premiums in arrears including any interest accrued thereon. The Reinsurer will have no liability for any claims incurred between the date of termination and the date of the reinstatement of the reinsurance, including claims on Policies that were backdated prior to the date of termination. The Reinsurer’s right to terminate reinsurance will not prejudice its right to collect premiums, and applicable interest as specified in Exhibit C, for the period reinsurance was in force, through and including the 90 day notice period.

The Company shall not intentionally fail to pay reinsurance premiums in order to force the Reinsurer to terminate this Agreement so that the Company may increase its Retention Limit or to reinsure the Policies with another reinsurer.

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Article 6

6.1	Right of Offset

Any undisputed amounts due, by either of the parties to this Agreement, whether they arise out of this Agreement or out of any other reinsurance relationship between the parties, may be offset and only the balance will be allowed or paid. This right to offset is not diminished by the insolvency of either party. The intent of the parties is that offset and recoupment shall be permitted to the maximum extent allowed by law.

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Article 7

7.1	Conversions

Subject to the provisions of this Section 7.1, Company shall retain all the risk resulting from the contractual term conversion of any coverage reinsured under this Agreement (other than contractual term conversions of facultative policies), with such converted policies being referred to herein as “Conversion Policies.” For the avoidance of doubt, (i) Company shall cede all the risk resulting from the contractual term conversion of facultative policies to the Reinsurer for the term of this Agreement, without the option to submit Elections (as defined below); and (ii) Conversion Policies shall be considered Reinsured Policies for the purposes of this Agreement.

Notwithstanding, Company may elect to cede Conversion Policies at the time of conversion by providing the Reinsurer at least 60 days written notice of its intent to submit such risks (“an Election”). Conversely, if Company is then ceding Conversion Policies, it may make an Election to retain such risks upon providing at least 60 days written notice to the Reinsurer. Company is limited to one Election every two calendar years.

This Section 7.1 shall not apply retroactively to any Conversion Policies converted prior to the effective date of an Election and shall only apply to Conversion Policies on a prospective basis.

In the event any Conversion Policies are ceded to the Reinsurer (or retained by Company) under this Section 7.1, all eligible Conversion Policies must be ceded (or retained by Company) until the Company makes a subsequent Election.

For purposes of illustration, Company may make an Election by giving written notice on or prior to May 2, 2026, of its intent to cede Conversion Policies to Reinsurer effective July 1, 2026. Effective July 1, 2026, all Conversion Policies will be ceded to the Reinsurer; Conversion Policies that were retained by Company prior to July 1, 2026, shall remain retained by Company. If Company later decides to retain such Conversion Policies, the earliest it may do so is January 1, 2028, and in such event, it must provide written notice to the Reinsurer by November 2, 2027.

If a Reinsured Policy is converted according to the policy’s terms and the applicable provisions of the Business Guidelines, the Company will notify the Reinsurer as specified in Exhibit F. The amount to be reinsured will be determined on the same basis as used for the original Reinsured Policy (excess of retention or quota share) but will not exceed the amount reinsured as of the date of conversion unless mutually agreed otherwise.

Reinsurance will be on a YRT basis using the YRT Rates for Conversions specified in the applicable Exhibit C-1. Premiums are based on the issue age, risk class, and duration of the original policy unless a risk class reconsideration has been applied.

7.2	Policy Changes

“Policy changes” refers to the variety of actions that may be made to a policy after issue. These actions include, but are not limited to, replacements, exchanges, changes in plans, a change in the face amount of the policy or the addition of a covered rider. If there is a change affecting the reinsurance on a Reinsured Policy, the Company will inform the Reinsurer in the subsequent Transaction Report specified in Exhibit F.

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Except as provided in this Article, whenever a Reinsured Policy is changed and the Company’s underwriting guidelines do not require that full evidence of insurability be obtained, the terms of this Agreement will apply to the changed Reinsured Policy using point in scale rates, whether the change is made before or after any cancellation of this Agreement for new business. The suicide and contestability periods applicable to the original Reinsured Policy will apply to the reissued Reinsured Policy and the duration for premium payment will be measured from the effective date of the original Reinsured Policy.

Whenever a Reinsured Policy is changed and the Company’s underwriting guidelines require that full evidence of insurability be obtained and the suicide and contestability periods will be based on the reissued policy date, unless otherwise required by applicable law, the terms of this Agreement will apply to the changed Reinsured Policy if the change is made before cancellation of this Agreement for new business. Such Reinsured Policy changes taking place after the Agreement is cancelled for new business will not be reinsured without the Reinsurer’s prior written consent. Unless otherwise agreed, first year premium rates and allowances as specified in Exhibit C-1 will apply to the amount underwritten as well as for a non-contractual increase.

Policy changes to Reinsured Policies will be subject to the Reinsurer’s prior written approval, if:

a)	The new ultimate face amount of the policy, including any contractual increases, would be in excess of the Automatic Binding Limit in effect at the time of the change, as set out in Exhibit E; or

b)	The new ultimate face amount of the policy, including any contractual increases, and the amount already in force in all companies on the same life exceeds the Jumbo Limit stated in Exhibit E; or

c)	The policy was reinsured on a facultative basis, unless the policy change is only a reduction in death benefit amount; or

d)	Evidence of insurability is not obtained if required in the Company’s underwriting guidelines; or

e)	If the change includes a policy with features such as, but not limited to, riders or options that are different from the original policy.

7.3	Reductions

Unless specified otherwise in this Agreement, if the amount of a Reinsured Policy issued by the Company is reduced, then the amount of reinsurance on that Reinsured Policy will be reduced effective the same date by the same proportion as the reduction under the original Reinsured Policy.

If the reinsurance for a Reinsured Policy has been placed with more than one reinsurer, the reduction will be applied to all reinsurers pro rata to the amounts originally reinsured with each reinsurer.

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The Company’s retention shall only be calculated upon a policy’s issue date. A subsequent reduction to one of the Company’s policies (whether reinsured or not reinsured hereunder) will not require the Company to recalculate and/or maintain its required retention as specified in Exhibit D of this Agreement.

In the event of the reduction of a policy or policies reinsured under this Agreement, the Reinsurer will refund any unearned reinsurance premiums. The reinsured portion of any policy fee will be deemed earned for the entire policy year if the policy was reinsured during any portion of that policy year.

7.4	Lapses

When a policy issued by the Company lapses, the corresponding reinsurance on the Reinsured Policy will be terminated effective the same date.

If a policy issued by the Company lapses and reduced paid-up insurance is elected under the terms of that policy, the amount of the corresponding reinsurance on the Reinsured Policy will be reduced according to the terms of Article 7.3.

If the Company allows the policy to remain in force under its automatic premium loan regulations, the corresponding reinsurance on the Reinsured Policy will continue unchanged and in force as long as such regulations remain in effect, except as otherwise provided in this Agreement.

7.5	Reinstatements

If a policy reinsured on an automatic basis is reinstated according to its terms and the Company’s reinstatement rules, the Reinsurer will, automatically reinstate the reinsurance. The Reinsurer’s approval is required for the reinstatement of reinsurance on a facultative policy if the Company’s regular reinstatement rules indicate that evidence of insurability, in addition to a statement of good health, is required.

To the extent the Reinsured Policy requires payment of premiums in arrears, the Company will pay all reinsurance premiums in arrears on reinstated policies and such premiums will be subject to Article 16.8 and Exhibit F.

7.6	Reinsurance Limits

The Company will not submit a policy to the Reinsurer unless the amount of reinsurance on the policy equals or exceeds the Minimum Initial Reinsurance Limit ceded to the Reinsurer as specified in Exhibit C.

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Article 8

8.1	Retention Limit Change

The Company may change its retention limit (hereinafter “Retention Limit”, defined as the Company’s maximum retention limits on any single life on a corporate level) at any time by providing the Reinsurer with written notice of the new Retention Limit at least 30 days prior to the effective date. Changes to the Company’s Retention Limits in Exhibit D will not affect the Reinsured Policies in force at the time of such a change except as specifically provided for elsewhere in this agreement and will not affect the Automatic Binding Limit or Jumbo Limit in Exhibit E unless mutually agreed in writing by the Company and the Reinsurer.

If the Company decreases its Retention Limit, no reinsurance may be ceded on an automatic basis until the parties have reviewed and either expressly affirmed or revised the terms specified in the applicable Exhibit and the Automatic Binding Limit set out in Exhibit E.

8.2	Rate Increases

The reinsurance rates as set out in Exhibit C-1 are guaranteed for one policy year. The Reinsurer reserves the right to increase the rates for reinsurance but not to exceed the valuation net premiums for YRT insurance calculated using the minimum statutory mortality rates and the maximum statutory interest rate for each year of issue. The Reinsurer will inform the Company of a rate increase at least 90 days before it takes effect. The percentage rate increase will apply to each policy on the policy anniversary date following the effective date of the increase.

If the Company raises its retail premiums or cost of insurance charges on any in force business reinsured under this Agreement, it shall provide the Reinsurer with 30 days prior written notice of the increase. The Reinsurer reserves the right to increase rates on such business by a corresponding amount. Any such increase in reinsurance rates shall become effective on the same date that the Company’s increase in retail premiums or cost of insurance charges becomes effective.

8.3	Recapture

The Company may recapture if:

1.	The Company increases its Retention Limit to reduce the amount of in force reinsurance ceded on an automatic basis provided, however, that:

a)

No recapture is made until the Reinsured Policy has been in force through the end of the level premium period. For a conversion, the recapture terms of the original policy will apply and the duration for the recapture period will be measured from the effective date of the original policy; and

b)	Recapture will be effected on the next anniversary of each Reinsured Policy eligible for recapture unless agreed otherwise by both parties; and

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c)	The Company gives the Reinsurer 30 days written notice of its intention to recapture; and

d)	The Company has maintained, from the time the policy was issued, its quota share retention as set out in Exhibit D.

The amount of reinsurance eligible for recapture will be the difference between the amount originally retained and the amount the Company would have retained on the same quota share basis had the new retention been in effect at the time of issue. If there is reinsurance with other reinsurers on risks eligible for recapture, the reduction will be applied pro rata to the total outstanding reinsurance. In applying its increased Retention Limit to Reinsured Policies, the age and mortality rating at the time of issue will be used to determine the amount of the Company’s increased retention.

Recapture is optional, but if any reinsured business is recaptured, all business eligible must be recaptured in a consistent manner.

The parties’ obligations for any recaptured business will be limited to those relating to events or circumstances arising or occurring before the recapture date. If a cession eligible for recapture has been overlooked by the Company, the liability of the Reinsurer will be limited to the refund of the amount of premiums accepted by the Reinsurer after the date of recapture, less allowances or claims paid, if any.

No recapture will be permitted if the Company has either obtained or increased stop loss reinsurance coverage as justification for the increase in its Retention Limit.

2.	The Reinsurer does one of the following, regardless of the Reinsured Policies’ duration in force:

a)	Increases its reinsurance premium rates on any block of in force business under this agreement on which the Company has not raised its retail premiums or cost of insurance charges; or

b)	Increases its reinsurance premium rates on any block of in force business by an amount greater than the corresponding increase made by the Company to its retail premiums or cost of insurance charges.

If the Company elects to recapture, it must notify the Reinsurer of its intention to do so before the rate increase takes effect. The recapture will be effective on the next anniversary of each Reinsured Policy eligible for recapture unless agreed otherwise by both parties. Upon recapture pursuant to this provision, unearned premiums, net of outstanding balances, will be paid by the party with the positive balance.

The Company shall not be liable for a fee to recapture reinsurance. Recapture will be effected by way of the Company not remitting applicable premiums.

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Article 9

9.1	Claims Notice and Consultation

The Company is responsible for the settlement of claims in accordance with applicable law and policy terms. It is the Company’s sole decision to determine whether a claim is payable under the policy. The Reinsurer agrees to accept the determination of the Company based on the Company’s standard claims practices and subject to the terms of this Agreement. For purposes of this Article, Reinsured Policies include conditional receipts and temporary insurance agreements covered under the terms of this Agreement. It is a condition to the Reinsurer’s obligation to pay a claim that the Company notify the Reinsurer in writing as soon as possible.

The Company may request a recommendation from the Reinsurer on any claim on a Reinsured Policy.

9.2	Claim Proofs

The parties agree to apply the Reinsurer’s Document Reduction Program (DRP) to claims which fall under the terms of this Agreement and meet the criteria described below.

The Company will provide the Reinsurer with the following documentation of the claim as specified below, if the face amount of the claim is greater than $1,000,000:

1.	Copies of claimant statements.

2.	A copy of the death certificate

3.	Proof of claim payments

The DRP will not apply to the following claims:

a)	Claims where the death of the insured occurred outside of the United States, Canada, Puerto Rico, or Guam; or

b)	Claims where the face amount of the claim exceeds $1,000,000; or

c)	Claims where an accidental death payment is payable; or

d)	Claims for accelerated death benefits; or

e)	Claims where fraud is identified; or

f)	Claims in litigation; or

g)	Claims where an exception to standard claims practices is made.

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The Reinsurer will continue to receive all data elements currently required and received through the Company’s TAI system for reinsured claims under the DRP. The data elements required for each claim will include, but are not limited to:

a)	Insured’s Name,

b)	Policy Number,

c)	Issue Date,

d)	Policy Duration,

e)	Face Amount,

f)	Net Amount at Risk,

g)	Post Mortem Interest to be paid on the claim (including from and to dates and interest rate used),

h)	Investigation and other expenses to be paid on claim,

i)	Legal expenses to be paid on claim,

j)	Date of Birth,

k)	Gender,

l)	Date of Death,

m)	Cause of Death (if available),

n)	Location of Loss

The Reinsurer reserves the right to request additional documentation at any time from the Company for any claim. The Company agrees that it will continue to obtain the usual proof of death on all claims.

The Reinsurer has the right to audit the Company’s claims paying practices and procedures on claims that fall within the DRP criteria outlined above.

9.3	Claims Payment

The Reinsurer will be liable to the Company for its share of the benefits owed under the express contractual terms of the Reinsured Policies and as specified under the terms of this Agreement. The Reinsurer will not participate in any ex gratia payments made by the Company (i.e., payments the Company is not required to make under the Reinsured Policy terms.) The payment of death benefits by the Reinsurer will be in one lump sum regardless of the mode of settlement under the Reinsured Policy. Benefit payments from the Reinsurer will be due within 30 days of the claim satisfying the requirements established under this Agreement. The Reinsurer’s share of any interest payable under the terms of a Reinsured Policy or applicable law which is based on the death benefits paid by the Company, will be payable provided that the Reinsurer will not be liable for interest accruing on or after the date of the Company’s payment of benefits nor for interest paid on premium refunds, policy dividends, or any other component other than the death benefit. Post Mortem Interest payment is limited to reasonable and based on state regulations or contractual wording, as applicable. The Reinsurer’s share will be based upon the net amount at risk at the time of death and at the same interest rate and days used by the Company to calculate their interest paid.

The Reinsurer will make payment to the Company for each such claim.

For claims on Accelerated Benefit riders reinsured under this Agreement, the benefit amount payable by the Reinsurer will be calculated by multiplying the total accelerated death benefit rider payout by the ratio of the reinsured Net Amount at Risk, as defined in Exhibit C-1, to the face amount of the Reinsured Policy.

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9.4	Claims Practices

It is the Company’s sole decision to determine whether to investigate, contest, compromise or litigate a claim; however, the Company is responsible for investigating, contesting, compromising or litigating Reinsured Policy claims in accordance with applicable law and policy terms.

The Reinsurer shall not be liable for any Claim Exception made by the Company related to any Policy reinsured under this Agreement. A “Claim Exception” is a decision made by the Company to deny or pay a claim that is (i) inconsistent or contrary to the terms of the applicable Policy, (ii) contrary to the Company’s Claims Procedures, (iii) inconsistent with applicable law, or (iv) made solely to alleviate or reduce the Company’s risk of exposure as a result of negligence or misconduct by it or its Representatives.

The Company acknowledges that it obtains certified death certificates for death claims that are over $500,000 and obtains a copy of the non-certified death certificate for death claims of $500,000 or less.

9.5	Litigated Claims

The Company will notify the Reinsurer promptly of its intention to investigate, contest, compromise, or litigate any claim involving a Reinsured Policy (hereinafter a “Litigated Claim”). If the Reinsurer:

a)

Does not support the contest of the Litigated Claim, the Reinsurer will pay the Company its full share of the reinsurance benefit, and will not share in any subsequent reduction or increase in liability or in any subsequent expenses incurred by the Company; or

b)

Supports the Company’s decision to contest the Litigated Claim and the Litigated Claim results in a reduction or increase in liability, the Reinsurer will share in any reduction or increase in proportion to its share of the risk on the Litigated Claim.

If the Reinsurer supports the decision to contest the claim, the Company will promptly advise the Reinsurer of all significant developments, including notice of legal proceedings (including, but not limited to, consumer complaints or actions by governmental authorities) initiated in connection with the Litigated Claim.

If the Reinsurer discovers information that causes the Reinsurer to disagree with the Company’s course of action with respect to a litigated claim, then the Reinsurer may opt out of the litigation, pay its full share of the reinsurance benefit plus its proportionate share of Statutory Interest and Litigation Expenses incurred as of the opt out date, and incur no further liability related to the claim including, but not limited to, any liability for any further Litigation Expenses.

In no event shall the Reinsurer reimburse the Company for any Statutory Penalties, Compensatory Damages or Punitive Damages.

If the Company returns premiums to the policy owner or beneficiary as a result of rescinding a policy or payment of the limited suicide benefit, the Reinsurer will refund net reinsurance premiums received on that policy to the Company.

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9.6	Claims Expenses

The Reinsurer will pay its share of reasonable investigation and legal expenses incurred in investigating, adjudicating or litigating a claim, except as otherwise provided in Section 9.7.

9.7	Extra Contractual Obligations

For purposes of this Agreement, “Extra Contractual Obligations” are any obligations or expenses other than contractual obligations incurred by the Company, its affiliates, directors, officers, employees, agents or other representatives and arising under the express written terms and conditions of a policy, including but not limited to, punitive damages, bad faith damages, compensatory damages, and other damages or fines or penalties which may arise from the acts, errors or omissions of the Company or its affiliates, directors, officers, employees, agents or other representatives.

The Reinsurer is not liable for Extra Contractual Obligations associated with a contested claim unless it concurred in writing and in advance with the claim actions which were the basis for the Extra Contractual Obligations. In these situations, the Company and the Reinsurer will share in Extra Contractual Obligations, in equitable proportions, but all factors being equal, the Reinsurer’s assessments would be in proportion to the risk accepted for the Reinsured Policy involved.

The Reinsurer will not be liable for any Extra Contractual Obligations resulting from the Company’s failure to implement the agreed upon course of action, such as the filing of timely pleadings or meeting court or statutory deadlines, etc.

9.8	Misstatement of Age or Sex

In the event of a change in the amount payable under a Reinsured Policy due to a misstatement in age or sex, the Reinsurer’s liability will change proportionately. The Reinsured Policy will be rewritten from commencement on the basis of the adjusted amounts using premiums and amounts at risk for the correct ages and sex, and the proper adjustment for the difference in reinsurance premiums, without interest, will be made.

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Article 10

10.1	Errors and Omissions in Administration of Reinsurance

Any unintentional or accidental failure to comply with the terms of this Agreement which can be shown to be the result of a clerical error or oversight relating to the administration of reinsurance by either party will not constitute a breach of this Agreement. Upon discovery, the error will be promptly corrected so that both parties are restored to the position they would have occupied had the clerical error or oversight not occurred. In the event a payment is corrected, the party receiving the payment may charge interest, calculated according to the terms specified in Exhibit C. Should it not be possible to restore both parties to this position, the party responsible for the clerical error or oversight will be responsible for any resulting liabilities and expenses.

If the Company has failed to cede reinsurance as provided under this Agreement or has failed to comply with reporting requirements with respect to business ceded hereunder, the Reinsurer may require the Company to audit its records for similar errors and take reasonable actions necessary to correct errors and avoid similar errors.

10.2	Dispute Resolution

As a condition to the parties’ right to arbitration under this Agreement, either the Company or the Reinsurer will give written notification to the other party of any dispute relating to or arising from this Agreement, including, but not limited to, the formation or breach thereof. Within 30 days of notification, both parties must designate an officer of their respective companies to attempt to resolve the dispute. The officers will meet at a mutually agreeable location as soon as possible and as often as necessary to attempt to negotiate a resolution of the dispute. The format for discussions will be determined mutually by the officers.

If these officers are unable to resolve the dispute within 30 days of their first meeting, the parties may agree in writing to extend the negotiation period for an additional 30 days. If the matter is not resolved within 30 days of the first meeting or the additional 30 day period, if any, then either party may demand arbitration pursuant to Article 10.3. The discussions and all information exchanged for the purposes of such discussions will be confidential and without prejudice.

10.3	Arbitration

If the Company and the Reinsurer are unable to resolve any dispute arising from this Agreement, including but not limited to the formation or breach thereof, pursuant to Article 10.2, the matter will be referred to arbitration.

The arbitration will be held in Minneapolis, Minnesota, or another place as the parties may mutually agree, and the Governing Law specified in Article 16.7 shall govern the arbitration panel’s interpretation and application of this Agreement; provided, however, that the arbitration panel shall be permitted to consider the customs and practices of the life insurance and reinsurance industry in the interpretation of this Agreement. Except as set forth in this Section 10.3. the arbitration will be conducted in accordance with the ARIAS U.S. Rules for the Resolution of U.S. Insurance and Reinsurance Disputes.

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Unless the parties agree otherwise, all disputes shall be submitted to an arbitration panel composed of two arbitrators and an umpire chosen in accordance with the procedures set forth below.

The members of the arbitration panel shall be disinterested persons who are current or former officers of life insurance or reinsurance companies, other than the parties to this Agreement, their affiliates or subsidiaries.

The party requesting arbitration (hereinafter referred to as the “claimant”) shall appoint an arbitrator and give written notice thereof by certified mail or by a courier service producing evidence of receipt by the receiving party, to the other party (hereinafter referred to as the “respondent”) together with its notice of arbitration setting forth the nature of the dispute. Within 60 days after receiving such notice, the respondent shall also appoint an arbitrator and notify the claimant thereof by certified mail or by a courier service producing evidence of receipt by the receiving party. If the respondent fails to appoint an arbitrator within 60 days after receiving a notice of intention to arbitrate, the claimant’s arbitrator shall appoint an arbitrator on behalf of the respondent.

Before instituting a hearing, the two arbitrators so appointed shall choose an umpire. If the arbitrators fail to agree on the appointment of an umpire, the umpire shall be selected pursuant to the ARIAS U.S. Umpire Selection Procedures in effect at the date of the arbitration demand.

Within 30 days after the appointment of the arbitrators, the panel shall schedule an organizational meeting, and determine a timely period for discovery, discovery procedures and schedules for hearings. The panel shall have the power to fix all procedural rules relating to the arbitration proceeding.

The Panel will award the remedy sought by the party seeking relief to the extent the remedy is provided for in this Agreement or otherwise reasonably compensates the damaged party for the economic effect of any demonstrated breach. Such remedies may include, but will not be limited to, monetary damages, revisions to the terms of the Agreement, including adjustments to premiums or allowances paid or to be paid, or any combination of the foregoing. In no event shall the Panel have the authority to award punitive or exemplary damages.

The Panel shall issue an order, appropriate for confirmation in a court of competent jurisdiction, to resolve all matters in dispute. In addition, the Panel shall issue a written opinion setting forth the reasons for the award, with citations to the record of the hearing that support the reasoning.

The decision of the Panel will be final and binding upon the parties and their respective successors and assigns. Each party hereby consents to the entry of a judgment confirming or enforcing the award in the United States District Court for the District of Minnesota and/or in any other court of competent jurisdiction.

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Within 20 days after the transmittal of an award, either party, upon notice to the other party, may request the Panel to correct any clerical, typographical, or computational errors in the award. The other party will be given ten days to respond to the request. The Panel will dispose of the request within 20 days of its receipt of such request and any response thereto. The Panel will not be empowered to re-determine the merits of any claim already decided.

Each party will:

a)	Bear its own fees and expenses in connection with the arbitration, including the fees of any outside counsel, its party appointed arbitrator and witness fees, and

b)	Share equally in the fees of the umpire and the costs of the arbitration, such as hearing rooms, court reporters, etc.

It is the intent of the parties that these arbitration provisions replace and be in lieu of any statutory arbitration provision, if permitted by law.

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Article 11

11.1	Insolvency

A party to this Agreement will be deemed “insolvent” when it:

a)

Applies for or consents to the appointment of a receiver, rehabilitator, conservator, liquidator or statutory successor (hereinafter referred to as the “Authorized Representative”) of its properties or assets; or

b)	Is adjudicated as bankrupt or insolvent; or

c)

Files or consents to the filing of a petition in bankruptcy, seeks reorganization or an arrangement with creditors or takes advantage of any bankruptcy, dissolution, liquidation, rehabilitation, conservation or similar law or statute; or

d)	Becomes the subject of an order to rehabilitate or an order to liquidate as defined by the insurance code of the jurisdiction of the party’s domicile.

In the event of the insolvency of the Company, all reinsurance ceded, renewed or otherwise becoming effective under this Agreement will be payable by the Reinsurer directly to the Company or to its Authorized Representative on the basis of the liability of the Company for benefits under the Reinsured Policies without diminution because of the insolvency of the Company.

The Reinsurer will be liable only for benefits reinsured as benefits become due under the terms of the Reinsured Policies and will not be or become liable for any amounts or reserves to be held by the Company as to the Reinsured Policies or for any damages or payments resulting from the termination or restructure of the Policies that are not otherwise expressly covered by this Agreement. The Company or its Authorized Representative will give written notice to the Reinsurer of all pending claims against the Company on any Reinsured Policies within a reasonable time after filing in the insolvency proceedings. While a claim is pending, the Reinsurer may investigate such claim and interpose, at its own expense, in the proceedings where the claim is to be adjudicated, any defense or defenses which it may deem available to the Company or its Authorized Representative.

The expense incurred by the Reinsurer will be chargeable, subject to court approval, against the Company as part of the expense of its insolvency proceedings to the extent of a proportionate share of the benefit which may accrue to the Company solely as a result of the defense undertaken by the Reinsurer. Where two or more reinsurers are involved in the same claim and a majority in interest elect to interpose a defense to such claim, the expense will be apportioned in accordance with the terms of the Agreement as though such expense had been incurred by the Company.

In the event of the insolvency of the Reinsurer, the Company may cancel this Agreement for new business by promptly providing the Reinsurer or its Authorized Representative with written notice of cancellation, to be effective as of the date on which the Reinsurer’s insolvency is established by the authority responsible for such determination. Any requirement for a notification period prior to the cancellation of the Agreement would not apply under such circumstances.

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In addition, in the event of the insolvency of the Reinsurer, the Company may provide the Reinsurer or its Authorized Representative with written notice of its intent to recapture all reinsurance in force under this Agreement regardless of the duration the reinsurance has been in force or the amount retained by the Company on the Reinsured Policies. The effective date of a recapture due to insolvency will be at the election of the Company and at any date after the insolvency (as defined above) of the Reinsurer. If the Company elects to recapture reinsurance under this Article, unearned premiums, net of outstanding balances, will be paid by the party with the positive balance.

In the event of the insolvency of either party, the rights or remedies of this Agreement will remain in full force and effect.

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Article 12

12.1	Premium Tax

The Reinsurer will not reimburse the Company for premium taxes.

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Article 13

13.1	Entire Agreement

This Agreement and the Exhibits hereto constitute the entire agreement between the parties with respect to the business reinsured hereunder and supersede any and all oral or written prior or contemporaneous representations, warranties, statements of intent, courses of dealing, agreements or understandings between the parties pertaining to the subject matter of this Agreement, including the Reinsurer’s right to increase rates as set forth in this Agreement and the Exhibits (“Understandings”). There are no Understandings between the parties other than as expressed in this Agreement and the Exhibits hereto. In the event of any express conflict between the Agreement and the Exhibits hereto, the Exhibits hereto will control.

Any change or modification to this Agreement and the Exhibits hereto will be null and void unless made by written amendment and signed by both parties.

13.2	Inspection of Records

The Reinsurer, or its duly authorized representatives, shall have the right, for as long as liabilities remain outstanding under this Agreement, to inspect all books, electronic files, original papers, records, and documents related to the Policies reinsured under this Agreement at either the office of the Company or through secure remote access. The Reinsurer shall determine the frequency of such inspections and the number of claims or files for its review. If the Reinsurer inspects the records at the offices of the Company, the Company shall provide a reasonable workspace for the inspection and access to such records during regular business hours. Whether the inspection is conducted at the offices of the Company or remotely, the Company shall cooperate with and facilitate the inspection, and upon the request of the Reinsurer, shall make available to the Reinsurer such officers and employees of the Company as the Reinsurer may reasonably request to provide information concerning the reinsured business and the records inspected. The Reinsurer’s right to inspect records includes access to records controlled or provided by third parties.

The Reinsurer or its duly appointed representatives will have access to records of the Company, whether written or electronic, concerning the business reinsured hereunder for the purpose of inspecting, auditing and photocopying those records. The Reinsurer’s inspection, audit or photocopying of records will be limited to records related to the business reinsured under this Agreement, including but not limited to, underwriting, claims and administration and will not apply: (1) to records related to the reinsurance bidding process for this Agreement; (2) to privileged information; or (3) during the pendency of any related arbitration.

Company or its duly appointed representatives will have access to records of the Reinsurer, whether written or electronic, concerning the business reinsured hereunder for the purpose of inspecting, auditing and photocopying those records. The Company’s inspection or auditing of records will be limited to records related to adherence to privacy and data security standards of this Agreement.

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Such access will be provided at the office of the party being inspected and will be during reasonable business hours. Subject to the limitations set forth above, assuming the party inspecting records has continued to perform its undisputed portion of its obligations under this Agreement, the party being inspected may not withhold access to information and records on the grounds that the inspecting party is in breach.

The right of access as specified above will survive until all of the obligations under this Agreement have terminated or been fully discharged.

13.3	Utmost Good Faith

All matters with respect to this Agreement require the utmost good faith of each of the parties.

13.4	Confidentiality

(a)

As used herein, “Company Trade Secret Information” means any information or compilation of information possessed by the Company, its affiliates or subsidiaries, which derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use. Without limiting the generality of the foregoing, “Company Trade Secret Information” includes but is not limited to: (i) all information concerning member, client and prospect programs; (ii) information concerning Company’s existing business, business systems, business and marketing plans and information systems; (iii) information concerning the Company contained in the Company’s databases; (iv) details of the Company’s reinsurance program; (v) all “nonpublic personal information” (as hereinafter defined) about the Company’s executives, officers, Board of Directors, employees, agents or subcontractors; (vi) all information protected by rights embodied in copyrights, whether registered or unregistered (including all derivative works), patents or pending patent applications, and any other intellectual property rights of the Company; and (vii) any attorney-client work-product privileged information; provided, however, that this Section 13.4(a) shall not apply to information which is: (i) in the public domain through no fault of the Reinsurer; (ii) already known to the Reinsurer without obligations of confidentiality prior to its receipt from Company; (iii) developed independently by the Reinsurer without use of Confidential Information received from Company; or (iv) received from a third party without similar restriction and without breach of this or a similar agreement.

(b)

As used herein, “Customer Information” means all information possessed by the Company, in whatever form, whether or not identified as such, pertaining to its members, clients, customers and other individuals seeking to obtain products, services or benefits from the Company, including information concerning or related to proposed, current and former policy owners, insureds, applicants and beneficiaries of policies issued by the Company. Customer Information includes, but is not limited to: (i) all information contained in the Company’s member, client and customer lists; (ii) all information specifically designated as being personal or confidential; and (iii) all “nonpublic personal information,” as that term is defined in Title V of the federal Financial Services Modernization Act of 1999 as amended, and

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all “personal information,” as that term is defined in the California Consumer Privacy Act of 2018 as amended, or as such terms (or similar terms) are defined by any other foreign (as applicable), federal or state law; provided, however, that this Section 13.4(b) shall not apply to information that is in the public domain through no fault of the Reinsurer (information that is in the public domain shall mean information that is lawfully made available from federal, state, or local governmental records).

(c)	As used herein, “Company Trade Secret Information” and “Customer Information” shall be defined collectively as “Confidential Information”.

(d)

The Reinsurer acknowledges that the use, privacy and security of Confidential Information is regulated by various foreign, federal, state and local laws, rules, regulations, and self-regulatory frameworks (collectively, “Applicable Laws”). With respect to Confidential Information, the Reinsurer warrants and represents that it shall comply with any such Applicable Laws regarding the use, privacy and security of such Confidential Information. If a charge of non-compliance by the Reinsurer occurs with respect to any Applicable Laws, or if the Reinsurer determines that it can no longer meet its obligations under Applicable Laws, the Reinsurer shall promptly notify Company of such charges/determination in writing and promptly remediate the event, action and circumstances giving rise to such charge/determination. The Reinsurer will maintain all of the Company’s Confidential Information in strict confidence, and will not at any time or for any reason disclose any Confidential Information to any non-permissible third party without the prior written consent of Company, and even then, the Reinsurer shall limit access to and disclosure of such Confidential Information to such third party’s employees and consultants on a “need to know” basis only, which basis is only that which is required for the performance of the Reinsurer’s obligations hereunder.

(e)

The Reinsurer will not use any of the Company’s Confidential Information for any purpose whatsoever except for the purposes necessary to fulfill its obligations as set forth under this Agreement or as otherwise permitted by this Agreement. Reinsurer may use Company’s Confidential Information for purposes of risk analysis and risk management. The Reinsurer agrees to ensure, by agreement, instruction or otherwise, compliance with the same restrictions and conditions that apply throughout this Agreement by its employees, agents, consultants, and others who are permitted access to or use of Confidential Information; where the Reinsurer permits a subcontractor to access or use the Confidential Information, the Reinsurer agrees to ensure by written agreement the subcontractor’s compliance with the same restrictions and conditions that apply throughout this Agreement. All Company Confidential Information shall remain the sole and exclusive property of the Company. No right, title or interest in the Confidential Information shall be conveyed by release of the Confidential Information. No Company Confidential Information shall be sold, assigned, leased or otherwise disposed of to third parties by the Reinsurer.

(f)

The Reinsurer shall implement appropriate safeguards to ensure the security and protect against unauthorized access to or use of Company’s Confidential Information. The Reinsurer shall implement and comply with all appropriate and reasonable administrative, physical, and technical safeguards as required by Applicable Laws that protect the confidentiality, integrity, and availability of Confidential Information that it stores, creates, receives, uses, maintains or transmits on behalf of Company. The Reinsurer shall ensure by agreement and practice that any employee, agent, subcontractor, consultant or any others who are permitted access to Company’s Confidential Information agrees to implement reasonable and appropriate safeguards to protect it that are at least as stringent and comprehensive as those set forth in this Agreement.

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(g)

At the request of Company, the Reinsurer will provide to Company documentation (i) describing the safeguards the Reinsurer has implemented to protect the confidentiality, integrity, and availability of Confidential Information, and (ii) verifying that the use of Company’s Confidential Information complies with this Agreement and all Applicable Laws; Company may request information regarding these safeguards from the Reinsurer. In the event Company, the Reinsurer, or an independent third-party identifies one or more material vulnerabilities (“Vulnerabilities”) in the Reinsurer’s safeguards, the Reinsurer shall (at its sole cost and expense) take reasonable steps to remediate the identified Vulnerabilities; the Reinsurer shall provide Company with contemporaneous updates relating to the corrective actions being taken to remediate the Vulnerabilities, and shall provide, at Company’s request, and at no additional cost to Company, a written attestation that such Vulnerabilities have been satisfactorily remediated. If the Reinsurer is required by law (i.e., a civil, criminal, or regulatory inquiry, investigation, subpoena, or summons by foreign, federal, state, or local authorities) to disclose any Confidential Information, the Reinsurer shall, if legally permitted, notify Company immediately and shall cooperate with Company, at Company’s expense, in responding to the request, which could include seeking a reasonable protective order.

(h)

The Reinsurer agrees to return (or if specifically requested to do so by Company, destroy and provide proof of destruction) the Confidential Information or any part thereof upon request of Company, subject to any retention obligations contained elsewhere in this Agreement, and upon expiration of the retention periods established by Reinsurer’s record retention policies and the Reinsurer’s determination that it no longer has a need for such Confidential Information. The Reinsurer shall implement and follow secure disposal procedures in accordance with any and all Applicable Laws. The Reinsurer may maintain additional limited copies of any Confidential Information for the limited purposes of backup and disaster recovery; however, all protections under this Agreement will be extended to such Confidential Information, and further use and disclosure may only be permitted for backup and disaster recovery purposes.

(i)

The Reinsurer agrees to promptly notify the Company (but in no event more than forty-eight (48) hours after the occurrence) if it becomes aware of or discovers, or reasonably suspects, any use or disclosure of the Confidential Information that is not authorized by this Agreement. Notification to the Company shall be communicated to the designated Company contact by telephone (920-628-2359) and subsequently via written letter (Attn: Privacy Office) and email (privacy@thrivent.com), and shall include all information available to allow the Company to provide or delegate notification of breach consistent with applicable foreign, federal and state law.

(j)

The Reinsurer further acknowledges and agrees that unauthorized disclosure, dissemination or use of the Company’s Confidential Information without the Company’s prior written consent, or that is not otherwise permitted under this Agreement, may constitute a serious violation of Applicable Laws, as well as a breach of this Agreement, and may subject the Company to claims and damages, including attorney’s fees, for which the Reinsurer hereby agrees to be responsible and will indemnify the Company with regard to a breach of the Company’s Confidential Information. In addition, the Reinsurer agrees to be responsible and reimburse the Company for all costs related to providing notice to customers and individuals affected, identity theft protection, and any and all claims, fines, and damages related to the breach.

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(k)

The Reinsurer agrees that if there is a breach or threatened breach of the provisions of this Article, the Company will not have an adequate remedy in money or damages and will be entitled to injunctive relief and/or specific performance; provided, however, no specification in this Article of any particular remedy shall be construed as a waiver or prohibition of any other remedies in the event of a breach or threatened breach of this Agreement. In the event that the Company determines that the Reinsurer has breached any material provision of this Agreement that applies to Confidential Information, the Company shall notify the Reinsurer and the Reinsurer shall, provided the breach is subject to cure, satisfactorily address any such breach within ninety (90) days. If the Company determines, in its sole reasonable discretion, that the Reinsurer has failed to remediate such breach within the ninety (90) day period, the Company has the right to terminate this Agreement. Notwithstanding this, the Company may not unreasonably fail to recognize a cured breach in an effort to terminate this Agreement.

13.5	Security

(a)

Security of Confidential Information. The Reinsurer shall, and shall ensure that its personnel and third-party contractors, safeguard and prevent the unauthorized disclosure of the Company’s Confidential Information as defined in and in accordance with this Agreement and Section 13.4, Confidential Information.

(b)

Regulatory Compliance. The Reinsurer shall, and shall ensure that its personnel and third-party contractors, (i) comply with applicable federal, state and local laws, rules, and regulations relating to the privacy, confidentiality, protection, retention, continuity, availability, and security of the Company’s Confidential Information, and (ii) only access and use the Company’s Confidential Information as necessary to fulfill its obligations as set forth under this Agreement or as otherwise permitted by this Agreement.

(c)

NIST Compliance. The Reinsurer agrees that all systems and technologies of the Reinsurer, the Reinsurer personnel, and third-party contractors which store, access, transmit, create, receive or maintain the Company’s Confidential Information conform to the relevant standards of the most recent NIST Cyber-Security Framework’s standards and controls (http://www.nist.gov/cyberframework) or other relevant industry standards that provide a similar level of security.

(d)

Incident Notification. The Reinsurer shall promptly (but in no event more than forty-eight (48) hours after becoming aware of or discovering or reasonably suspecting) notify the Company of any use or disclosure of the Company’s Confidential Information that is not authorized by this Agreement. Notification shall be communicated to the designated the Company contact by telephone (920-628-2359), and subsequently via written letter (Attn: Privacy Office) and email (privacy@thrivent.com), and shall include the approximate date and time of the occurrence and a summary of relevant facts, including a description of the impacted data and the measures being taken to address the occurrence.

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(e)

Verification of Breach Resolution. The Reinsurer shall provide contemporaneous updates relating to the corrective actions being taken to resolve any such data breach, in addition to mitigating action to prevent future similar data breaches from occurring. If the parties reasonably and mutually agree in good faith that it is appropriate, the Company may request, and the Reinsurer shall provide at no additional cost to the Company, a third-party verification of such breach resolution before resuming or conducting future business with the Reinsurer.

(f)

Security Accreditation. Upon request by the Company, no more than once per year, the Reinsurer shall provide the Company with responses to a reasonable data security questionnaire. In the event Reinsurer has a SOC 2 type 2 audit report prepared by an independent third-party auditor that evaluates its controls related to, among other things, security, availability, processing integrity, confidentiality, and privacy over a specified period, Reinsurer will provide a copy to Company annually.

(g)

Right to Perform Due Diligence and Assessments. The Reinsurer agrees to cooperate with the Company’s reasonable requests to perform due diligence and assessments, including but not limited to (i) responding in good faith to reasonable requests to change or modify this Agreement as it relates to the Company’s regulatory compliance, and responding in good faith to any requests due to the Company fulfilling its compliance with state or federal legal requirements to perform Due Diligence and Assessments, and promptly responding to Company’s requests for assistance in responding to regulatory inquiries and investigations, and (ii) providing information, including an overview of system audit information and incident response information, to validate ongoing compliance by the Reinsurer, the Reinsurer personnel, and third-party contractors with the security (e.g., the adequacy of required controls and practices performed) and confidentiality obligations hereunder.

(h)

Reinsurer agrees to establish, implement and periodically test commercially reasonable business continuity, cybersecurity and disaster recovery plans as are customary in the case of companies in similar lines of business of comparable size, complexity and type as the Reinsurer. Company shall be entitled to review an executive summary of such policies and plans upon reasonable advance notice to Reinsurer.

(i)

Location and Control of Services. The method and means of providing the Services shall be under the exclusive control, management, and supervision of the Reinsurer. While the Services shall be provided solely in and/or from the United States, Canada, or Germany, Company Confidential Information shall remain stored and resident in the United States at all times and on computing equipment and data storage device residing therein. Reinsurer complies with all applicable regulations regarding the handling of data.

13.6	OFAC Compliance

The parties represent that they are using, and shall use, best efforts to continue to be in compliance with all laws, regulations, judicial and administrative orders applicable to the Reinsured Policies as they pertain to the sanction laws administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”), as such laws may be amended from time to time (collectively the “Laws”). Neither party shall be required to take any action under this Agreement that would violate said Laws, including, but not limited to, making any payments in violation of the Laws.

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In the event the Company is found not to be in compliance with any of the Laws material to this Agreement, this Agreement will remain in effect and the Company will indemnify the Reinsurer for any direct loss the Reinsurer suffers as a result of the non-compliance, and will seek to remedy the non-compliance as soon as reasonably possible.

Should either party discover or otherwise become aware that a reinsurance transaction has been entered into or a payment has been made in violation of the Laws, the party who first becomes aware of the violation of the Laws shall notify the other party, and the parties shall cooperate in order to take all necessary corrective actions.

The parties agree that such reinsurance transaction shall be null, void and of no effect from its inception, to the same extent as if the reinsurance transaction had never been entered into. In such event, each party shall be restored to the position it would have occupied if the violation had not occurred, including the return of any payments received, unless prohibited by law.

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Article 14

14.1	Representations and Warranties

The Company makes no representations and warranties as to the future experience or profitability arising from the Reinsured Policies.

Each party represents and warrants that as of the Effective Date of this Agreement and at the time of executing this Agreement, if later, it is solvent on a statutory basis in all states in which it does business or is licensed.

This Article will not terminate or expire until all Reinsured Policies have been discharged or terminated in full.

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Article 15

15.1	Material Changes

“Material” or “materially” for purposes of this Agreement will mean facts that a prudent reinsurer or insurer would consider as reasonably likely to affect the Reinsurer’s experience under the Agreement. Prior to the execution of this Agreement, the Company has provided to the Reinsurer the Business Guidelines for use in its assessment of the risks covered hereunder. The Company represents and warrants that, to the best of its knowledge:

a)	It has disclosed to the Reinsurer all information which is material to the risks being assumed hereunder; and

b)	The Business Guidelines were complete and accurate when disclosed; and

c)	There has been no material change in the Business Guidelines between the “as of” dates of the information and the date of Agreement execution.

This Agreement will not cover policies affected by such material changes unless the Reinsurer has agreed in writing in advance with the material changes. In the event the Reinsurer does not respond within thirty (30) days, it shall be deemed to have accepted such proposed changes.

If Reinsured Policies are not covered due to an unapproved material change, all payments between the Company and the Reinsurer with respect to the affected Policies shall be refunded, excluding items relating to reserves or interest on reserves. No liability shall remain with the Reinsurer with respect to such Policies.

Treaty #100176 Confidential (C3)	34	Execution Copy_7_16_2025

Article 16

16.1	Duration of Agreement

This Agreement is unlimited as to its duration.

The Reinsurer or the Company may terminate this Agreement for new business at any time by giving ninety (90) days prior written notice or pursuant to Article 15.1 (Material Changes) of this Agreement. If, however, notice of termination is given during the three calendar month period following risk commencement date of this Agreement, termination for new business will become effective on the last day of that calendar quarter. During the notice period, the Company will continue to cede and the Reinsurer will continue to be liable for new policies covered under the terms of this Agreement.

The Reinsurer will remain liable for all Reinsured Policies in force as of the date of the termination, until their natural expiration, unless the parties mutually decide otherwise or as specified otherwise in this Agreement. All provisions of this Agreement will survive its termination to the extent necessary to carry its purpose.

If the Reinsurer has made a facultative offer prior to the termination date of this Agreement and the Company has accepted that facultative offer before the termination of this Agreement or the termination of the Reinsurer’s offer, whichever comes later, the Reinsurer will be liable to honor the facultative offer even if the effective date of the policy falls beyond the termination date of this Agreement.

16.2	Severability

Determination that any provision of this Agreement is invalid or unenforceable will not affect or impair the validity or the enforceability of the remaining provisions of this Agreement.

16.3	Construction

This Agreement will be construed and administered without regard to authorship and without any presumption or rule of construction in favor of either party. This Agreement is between sophisticated parties, each of which has reviewed the Agreement and is fully knowledgeable about its terms and conditions.

16.4	Credit for Reinsurance

The parties intend that the Company will receive statutory reserve credit in its state of domicile for reinsurance provided under this Agreement. The parties agree to use reasonable efforts to ensure that such reserve credit will remain available to the Company.

If the Company loses statutory reserve credit in part or in total due to a change in law or regulation (or a change in the interpretation or application of existing law or regulation by a regulator) or due to a failure by the Reinsurer to maintain in effect a required license or accreditation in the Company’s state of domicile (hereinafter a “Reserve Credit Event”), then the parties will take the steps specified below. The parties will provide prompt notice of the occurrence of any Reserve Credit Event.

Treaty #100176 Confidential (C3)	35	Execution Copy_7_16_2025

Upon the occurrence of any Reserve Credit Event, the Reinsurer shall establish on behalf of the Company such trust accounts, letters of credit, premiums withheld by the Company, or a combination thereof as may be required by applicable law in order to permit the Company to obtain credit for such reinsurance. The Reinsurer will have the option of determining the method of funding to be utilized so long as the Company is satisfied that such method will provide such statutory financial statement credit.

The Reinsurer also agrees to take any additional action as may be required so as to comply with the requirements imposed by the insurance laws and regulations of the State of Wisconsin and of any other State or jurisdiction having jurisdiction over the Company in order to give the Company at all times full statutory financial statement credit for the reinsurance being provided under this Agreement, including by amending this Agreement to add required credit for reinsurance provisions.

If a Reserve Credit Event is not cured within sixty (60) days and the Reinsurer fails to establish or maintain collateral as set forth above, then the Company may recapture the business ceded under this Agreement. In that event, the Company and the Reinsurer will negotiate in good faith the terms of a mutually agreed recapture of the reinsurance provided hereunder.

16.5	Non-Waiver

A waiver by either party of any violation, or the default by the other party in its adherence to any term of this Agreement, will not constitute a waiver of any other or subsequent violation or default. No prior transaction or dealing between the parties will establish any custom, usage or precedent waiving or modifying any provision of the Agreement. The failure of either party to enforce any part of this Agreement will not constitute a waiver of any right to do so.

16.6	Retrocession

The Reinsurer may reinsure or retrocede any risks or business assumed hereunder. In the case any risks or business ceded to the Reinsurer under this treaty is retroceded to an unaffiliated company, the Reinsurer will inform the Company of the general nature of the retrocession including identification of the retrocessionaire.

16.7	Governing Law

This Agreement shall be governed by the laws of the State of Wisconsin.

Treaty #100176 Confidential (C3)	36	Execution Copy_7_16_2025

16.8	Interest

Each party reserves the right to charge interest on undisputed overdue balances, pursuant to the terms of this Agreement. If applicable, interest will be calculated according to the terms specified in Exhibit C.

16.9	No License of Name

Neither Party shall use the other Party’s trade name, logos, trademark, service marks, or any related property, or refer to or identify the other Party, in any advertising, publicity releases (including references on any customer lists or posting on public facing web-sites), or promotional or marketing correspondence to others.

16.10  Counterparts

This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one Agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. The parties agree that transmission of signature on the original signature page via electronic means, either by facsimile or electronic mail, shall constitute valid execution of this Agreement and that there shall be no obligation to exchange copies of such original “wet” signatures. When this Agreement has been fully executed by the Company and the Reinsurer, it will become effective as of the Effective Date specified in Exhibit A.

Treaty #100176 Confidential (C3)	37	Execution Copy_7_16_2025

Execution

Signed for and on behalf of Thrivent Financial for Lutherans

By:		By:

Title:	Senior Vice President, Chief Actuary	Title:	Vice President, Solutions Pricing & Development

Date:	7/21/2025 | 7:19:38 AM CDT	Date:	7/30/2025 | 10:57:38 AM EDT

Signed for and on behalf of Munich American Reassurance Company

By:		By:

Title:	AVP & Actuary, Individual Life Pricing	Title:	Assistant Vice President, Treaty

Date:	7/17/2025 | 8:24:42 AM EDT	Date:	7/17/2025 | 9:28:52 AM EDT

Treaty #100176 Confidential (C3)	38	Execution Copy_7_16_2025

Exhibit A

Business Covered

Agreement Effective Date:

January 1, 2025. The commencement dates for specific plans are shown below.

Coverage:

The policies on the plans shown below which have policy issue dates falling in the period that begins with the Commencement Date and ends with the Termination Date and that qualify for automatic reinsurance are covered according to the Basis specified below, provided that the policies are issued to legal permanent residents of the United States, Canada, Puerto Rico, or Guam, or the policies are issued to insureds that meet the “Field Guidelines for Non-U.S. Persons” which were provided to the Reinsurer and are listed in Exhibit A-1, Business Guidelines. Policies may be backdated up to 6 months to save age.

Professional Athletes will not be reinsured on an automatic basis. A Professional Athlete is defined as an individual who is a team member, which includes players, coaches, trainers, and managers, in any of the five major U.S. professional sports—Major League Baseball (MLB), Major League Soccer (MLS), National Football League (NFL), the National Basketball Association (NBA), or National Hockey League (NHL).

Basis:

Reinsurer Share: 20.1% on a First Dollar Quota Share basis (30% of the 67%) not to exceed the maximum Automatic Binding Limit and Jumbo Limit stated in Exhibit E. If the Company has filled its maximum retention on the life as specified in Exhibit D, the percentage the Reinsurer will automatically accept will increase to 30%.

Any change in the net amount at risk due to changes in the cash value applicable to the policy will be shared proportionately between the Company and its reinsurers.

Plans, Riders and Benefits:

Issue Ages (ALB)
Product Identification	Form No.	Commencement Date	Non-NY		NY
			Smoker	Non Smoker	Smoker	Non Smoker
10 Year Term		January 1, 2025	18 - 75		18 - 70

15 Year Term		January 1, 2025	18 - 70		18 - 65

20 Year Term		January 1, 2025	18 - 65		18 - 60

30 Year Term		January 1, 2025	18 - 50	18 - 55	18 - 50

Accelerated Death Benefit for Terminal Illness Rider*		January 1, 2025	Follows base policy		Follows base policy

*	Accelerated Death Benefit for Terminal Illness Rider is reinsured at no additional cost.

Treaty #100176 Confidential (C3)	39	Execution Copy_7_16_2025

Disability Waiver not reinsured.

For products sold with a term conversion privilege, there are two options:

(a)	Basic term conversion – allows for conversion from issue date to end of day before 5th contract anniversary.

(b)

Extended term conversion – allows for conversion from issue date to end of day before the earlier of (i) contract anniversary at end of level period; or (ii) when the insured reaches attained age 70 for issue ages 18 – 64.

Company’s State of Domicile: Wisconsin

Treaty #100176 Confidential (C3)	40	Execution Copy_7_16_2025

Exhibit A-1

Business Guidelines

The Company affirms that the following have been supplied to the Reinsurer and are in use as of the effective date of this Agreement:

1.	Policy Form(s)

2.	Policy Application Form(s)

3.	Underwriting Guidelines and Rules

a)	Life Insurance Age and Amount Grid

b)	Build Charts

c)	Preferred Criteria

d)	Field Guidelines for Non-U.S. Persons

4.	LTIV Product Paper

5.	Declaration of Insurability

The Company affirms that the following Underwriting Manual is in use as of the effective date of this Agreement:

Swiss Re’s LifeGuide

Treaty #100176 Confidential (C3)	41	Execution Copy_7_16_2025

Exhibit A-2

Facultative Submissions

The Company may submit on a facultative basis to the Reinsurer any application for a policy which meets the conditions outlined in Article 2.2. by sending to the Reinsurer an Application for Reinsurance, a sample of which is included as Exhibit B. The Application for Reinsurance will include copies of all underwriting evidence that is available for risk assessment, including copies of the application for insurance, medical examiners’ reports, attending physicians’ statements, inspection reports, and other papers bearing on the insurability of the risk as requested by the Reinsurer. The Company will also notify the Reinsurer of any outstanding underwriting requirements at the time of the facultative submission. Any subsequent information pertinent to the risk assessment will be transmitted to the Reinsurer immediately.

After consideration of the Application for Reinsurance and related papers, the Reinsurer will promptly inform the Company of its underwriting decision. The Reinsurer’s facultative offer will expire at the end of 120 days, unless otherwise specified by the Reinsurer. If the Company accepts the Reinsurer’s offer and the policy is placed in force in accordance with the Business Guidelines provided to the Reinsurer, the Company will duly notify the Reinsurer according to the New Business report specified in Exhibit F. The Reinsurer’s share of liability for such policy will commence at the time specified in Article 4.2 of the Agreement.

If any risk is submitted to more than one reinsurer for consideration, the Company’s rules for placement of facultative cases will apply.

Treaty #100176 Confidential (C3)	42	Execution Copy_7_16_2025

Exhibit B

Reinsurance Application From: Company Name ı Applicant’s Name Social Security Number Last First Middle Date of Birth Age Sex Plan Preferred Smoker Nonsmoker Reunderwriting Curr Residence For Premium Tax Policy Number Policy Date Preliminary Term From Type of Application Facultative Automatic Placement Date Self Administered (Bulk) Terms YRT Coinsurance Decrement Cash Values Reserves Age Basis Retention Code Full Reduced Nil Reinsurance Amounts Basic Coverage Additional Coverage Waiver Premium Benefit Accidental Death Benefit Other Benefits Previous Insurance In force Of Which We Retained - Insurance Now Applied For - Of Which We Retain - Reinsurance This Cession - Extra Premium Rating If Substandard - Coinsurance Premium - *For YRT cases state Gross Premiums and Expiry Ages for benefits WP AD Other Amount of Premium to be Waived Annual Decrement for Amount at Risk Additional Information or Remarks Date By

Treaty #100176 Confidential (C3)	43	Execution Copy_7_16_2025

Exhibit C

General Terms

1.	Premium Tax:

The Reinsurer will not reimburse the Company for premium taxes.

2.	Dividend Payments:

The Reinsurer will not reimburse the Company for dividends paid to policyholders.

3.	Policy Loans:

The Reinsurer will not participate in policy loans or other forms of indebtedness as respects the Reinsured Policies.

4.	Cash Surrender Values:

The Reinsurer will not reimburse the Company for cash surrender values paid to the policyholder.

5.	Reinsurance Limits:

Minimum Initial Automatic Reinsurance Limit ceded to the Reinsurer: $0

Minimum Final Automatic Reinsurance Limit ceded to the Reinsurer: $0

Minimum Initial Facultative Reinsurance Limit: $250,001 (face amount)

6.

Interest Calculation on Late Payments: Interest will accrue from the due date at a rate equal to the Secured Overnight Financing Rate (SOFR) 180 day average as reported on the New York Federal Reserve website on the due date or, if the due date is not a business day, on the next business day after the due date, plus 25 basis points per annum to be compounded and adjusted every three months after such due date.

Treaty #100176 Confidential (C3)	44	Execution Copy_7_16_2025

Exhibit C-1

Rates and Terms for Level Term IV (10, 15, 20, and 30 year level term)

1.	Reinsurance Structure: YRT

2.	Age Basis: Last

3.	Premium Mode: Annual in Advance

4.	Billing Frequency: Monthly

5.	Premiums:

Basic Premiums:

The Company will pay to the Reinsurer a basic premium calculated by multiplying the net amount at risk of the Reinsured Policy, as defined in the Net Amounts At Risk provision of this Exhibit, by the appropriate rate from the 2015 VBT Select & Ultimate, Gender and Smoker distinct set of rates which have been included at the end of this Exhibit, subject to the percentages shown below. The Company will continue to pay the appropriate premium to the Reinsurer as long as the Reinsured Policy is in force.

The following percentages will be applied to the reinsurance premiums payable hereunder:

Treaty #100176 Confidential (C3)	45	Execution Copy_7_16_2025

Exhibit C-1

Full Underwriting			Year 1	Level Period -Years 2+
Term	Sex	Class	All ages	Ages 18-50	Ages 51+
10 Year	Male	Preferred best Non- tob	0%	71%	63%
10 Year	Male	Super Preferred Non-tob	0%	76%	67%
10 Year	Male	Preferred Non-tob	0%	81%	72%
10 Year	Male	Standard Non-tob	0%	110%	97%
10 Year	Male	Preferred Tob	0%	80%	72%
10 Year	Male	Standard Tob	0%	100%	90%
10 Year	Female	Preferred best Non-tob	0%	55%	59%
10 Year	Female	Super Preferred Non-tob	0%	59%	64%
10 Year	Female	Preferred Non-tob	0%	63%	68%
10 Year	Female	Standard Non-tob	0%	85%	92%
10 Year	Female	Preferred Tob	0%	66%	65%
10 Year	Female	Standard Tob	0%	81%	80%
15 Year	Male	Preferred best Non-tob	0%	63%	57%
15 Year	Male	Super Preferred Non-tob	0%	68%	62%
15 Year	Male	Preferred Non-tob	0%	72%	66%
15 Year	Male	Standard Non-tob	0%	98%	89%
15 Year	Male	Preferred Tob	0%	75%	68%
15 Year	Male	Standard Tob	0%	93%	84%
15 Year	Female	Preferred best Non-tob	0%	53%	49%
15 Year	Female	Super Preferred Non-tob	0%	57%	53%
15 Year	Female	Preferred Non-tob	0%	61%	56%
15 Year	Female	Standard Non-tob	0%	82%	77%
15 Year	Female	Preferred Tob	0%	65%	64%
15 Year	Female	Standard Tob	0%	80%	79%
20 Year	Male	Preferred best Non-tob	0%	51%	43%
20 Year	Male	Super Preferred Non-tob	0%	54%	46%
20 Year	Male	Preferred Non-tob	0%	58%	49%
20 Year	Male	Standard Non-tob	0%	79%	66%
20 Year	Male	Preferred Tob	0%	59%	52%
20 Year	Male	Standard Tob	0%	74%	64%
20 Year	Female	Preferred best Non-tob	0%	44%	39%
20 Year	Female	Super Preferred Non-tob	0%	47%	42%
20 Year	Female	Preferred Non-tob	0%	50%	44%
20 Year	Female	Standard Non-tob	0%	68%	60%
20 Year	Female	Preferred Tob	0%	53%	50%
20 Year	Female	Standard Tob	0%	66%	62%
30 Year	Male	Preferred best Non-tob	0%	59%	46%
30 Year	Male	Super Preferred Non-tob	0%	63%	50%
30 Year	Male	Preferred Non-tob	0%	68%	53%
30 Year	Male	Standard Non-tob	0%	92%	72%
30 Year	Male	Preferred Tob	0%	69%	61%
30Year	Male	Standard Tob	0%	85%	76%
30 Year	Female	Preferred best Non-tob	0%	53%	45%
30 Year	Female	Super Preferred Non-tob	0%	57%	48%
30 Year	Female	Preferred Non-tob	0%	61%	52%
30 Year	Female	Standard Non-tob	0%	82%	70%
30 Year	Female	Preferred Tob	0%	60%	62%
30 Year	Female	Standard Tob	0%	74%	77%

Treaty #100176 Confidential (C3)	46	Execution Copy_7_16_2025

Exhibit C-1

Accelerated Underwriting			Vear1	Level Period -Years 2+
Term	Sex	Class	All ages	Ages 18-50	Ages51+
10 Year	Male	Preferred best Non-tob	0%	88%	77x
10 Year	Male	Super Preferred Non-tob	0%	95%	82%
10 Year	Male	Preferred Non-tob	0%	101%	88%
10 Year	Male	Standard Non-tob	0%	138%	120%
10 Year	Male	Preferred Tob	0%	94%	79%
10 Year	Male	Standard Tob	0%	117%	98%
10 Year	Female	Preferred best Non-tob	0%	67%	60%
10 Year	Female	Super Preferred Non-tob	0%	71%	64%
10 Year	Female	Preferred Non-tob	0%	76%	69%
10 Year	Female	Standard Non-tob	0%	103%	94%
10 Year	Female	Preferred Tob	0%	68%	64%
10 Year	Female	Standard Tob	0%	83%	80%
15 Year	Male	Preferred best Non-tob	0%	78%	68%
15 Year	Male	Super Preferred Non-tob	0%	84%	73%
15 Year	Male	Preferred Non-tob	0%	89%	77%
15 Year	Male	Standard Non-tob	0%	122%	105%
15 Year	Male	Preferred Tob	0%	86%	74%
15 Year	Male	Standard Tob	0%	107%	91%
15 Year	Female	Preferred best Non-tob	0%	62%	55%
15 Year	Female	Super Preferred Non-tob	0%	66%	59%
15 Year	Female	Preferred Non-tob	0%	70%	63%
15 Year	Female	Standard Non-tob	0%	95%	85%
15 Year	Female	Preferred Tob	0%	64%	62%
15 Year	Female	Standard Tob	0%	79%	76%
20 Year	Male	Preferred best Non-tob	0%	61%	50%
20 Year	Male	Super Preferred Non-tob	0%	65%	53%
20 Year	Male	Preferred Non-tob	0%	70%	57%
20 Year	Male	Standard Non-tob	0%	95%	77%
20 Year	Male	Preferred Tob	0%	67%	56%
20 Year	Male	Standard Tob	0%	82%	70%
20 Year	Female	Preferred best Non-tob	0%	48%	42%
20 Year	Female	Super Preferred Non-tob	0%	52%	45%
20 Year	Female	Preferred Non-tob	0%	55%	48%
20 Year	Female	Standard Non-tob	0%	75%	65%
20 Year	Female	Preferred Tob	0%	52%	49%
20 Year	Female	Standard Tob	0%	65%	61%
30 Year	Male	Preferred best Non-tob	0%	65%	49%
30 Year	Male	Super Preferred Non-tob	0%	70%	52%
30 Year	Male	Preferred Non-tob	0%	74%	56%
30 Year	Male	Standard Non-tob	0%	101%	76%
30 Year	Male	Preferred Tob	0%	72%	63%
30 Year	Male	Standard Tob	0%	89%	78%
30 Year	Female	Preferred best Non-tob	0%	56%	46%
30 Year	Female	Super Preferred Non-tob	0%	60%	50%
30 Year	Female	Preferred Non-tob	0%	63%	53%
30 Year	Female	Standard Non-tob	0%	86%	72%
30 Year	Female	Preferred Tob	0%	59%	60%
30 Year	Female	Standard Tob	0%	73%	75%

Treaty #100176 Confidential (C3)	47	Execution Copy_7_16_2025

Exhibit C-1

Accelerated underwriting follows the Company’s underwriting guidelines. Policies issued and classified as Accelerated Pass will use Accelerated Underwriting YRT rates applied. All other business submitted for Accelerated (failed and holdout) will use Full Underwriting YRT rates applied.

Post Level Period YRT Rates:

Post-level Term
T10	225%	of Level Term Rate
T15	225%	of Level Term Rate
T20	225%	of Level Term Rate
T30	125%	of Level Term Rate

Table Extra Premiums/Multiple Extra Premiums:

The Reinsurer shall receive its proportionate share of any extra premiums payable due to additional mortality risk.

Table extra premiums are equal to 25% of the standard Non-Tobacco or standard Tobacco premium (whichever is appropriate) for each assessed table of extra mortality. The Multiple Extra Premium is developed by adding all Table Extra premiums to the standard basic premium.

Expanded Standard Rate Class:

The Company allows applicants with up to 65 debits to be issued as standard cases for automatic business. The Company will pay the Reinsurer the standard class on those cases. Program does not apply to facultative business.

Supplementary Rider(s):

For the Accelerated Death Benefit for Terminal Illness rider specified in Exhibit A which is reinsured on a YRT basis, there is no additional reinsurance premium.

In the event of an accelerated benefit claim, the Reinsurer will pay the Company its proportionate share of any eligible accelerated benefits in one lump sum. Payment of the Accelerated Death Benefit rider will reduce the policy’s face amount and the reinsurance proportionately. Reinsurance coverage of the remaining portion of the policy’s face amount will continue for as long as the policy remains in force.

6.	Other Allowances:

On Multiple Extra Premiums: Not applicable

On Supplementary Riders: Not applicable

On Flat Extra Premiums:

The reinsurance premium remitted to the Reinsurer will include any flat extra premium minus the allowances shown below.

Type	First Year	Renewal
Temporary (1-5 years)	10%	10%
Permanent (6+ years)	75%	10%

Treaty #100176 Confidential (C3)	48	Execution Copy_7_16_2025

Exhibit C-1

7.	Policy Fee: There is no policy fee applicable.

8.	Reinsured Net Amounts At Risk:

For term plans, the net amount at risk will be based on the reinsured face amount. For permanent plans NAR will be based on face amount less cash value.

9.	Rate Basis:

The rates in this subsection are on a non-participating basis.

10.	Experience Monitoring:

Company agrees to periodically provide updated distribution, lapse, and mortality experience data upon request.

11.	YRT Rates For Conversions:

Premiums are based on the issue age, risk class, and duration of the original policy unless a risk class reconsideration has been applied.

The following percentages are to be applied to the 2015 VBT ALB Select and Ultimate Gender and Smoker distinct table.

Treaty #100176 Confidential (C3)	49	Execution Copy_7_16_2025

Exhibit C-1

Conversions
Term	Class	Conversion Duration	Rate
10 Year	Preferred best Non-tob	5-Jan	90%
10 Year	Super Preferred Non-tob	5-Jan	92%
10 Year	Preferred Non-tob	5-Jan	100%
10 Year	Standard Non-tob	5-Jan	131%
10 Year	Preferred Tob	5-Jan	98%
10 Year	Standard Tob	5-Jan	119%
10 Year	Preferred best Non-tob	8-Jun	100%
10 Year	Super Preferred Non-tob	8-Jun	103%
10 Year	Preferred Non-tob	8-Jun	111%
10 Year	Standard Non-tob	8-Jun	146%
10 Year	Preferred Tob	8-Jun	108%
10 Year	Standard Tob	8-Jun	133%
10 Year	Preferred best Non-tob	10-Sep	109%
10 Year	Super Preferred Non-tob	10-Sep	112%
10 Year	Preferred Non-tob	10-Sep	121%
10 Year	Standard Non-tob	10-Sep	159%
10 Year	Preferred Tob	10-Sep	118
10 Year	Standard Tob	10-Sep	145
15 Year	Preferred best Non-tob	7-Jan	80%
15 Year	Super Preferred Non-tob	7-Jan	84%
15 Year	Preferred Non-tob	7-Jan	91%
15 Year	Standard Non-tob	7-Jan	117%
15 Year	Preferred Tob	7-Jan	92%
15 Year	Standard Tob	7-Jan	111%
15 Year	Preferred best Non-tob	12-Aug	89%
15 Year	Super Preferred Non-tob	12-Aug	93%
15 Year	Preferred Non-tob	12-Aug	101%
15 Year	Standard Non-tob	12-Aug	130%
15 Year	Preferred Tob	12-Aug	102%
15 Year	Standard Tob	12-Aug	124%
15 Year	Preferred best Non-tob	13-15	97
15 Year	Super Preferred Non-tob	13-15	102%
15 Year	Preferred Non-tob	13-15	110
15 Year	Standard Non-tob	13-15	142%
15 Year	Preferred Tob	13-15	111%
15 Year	Standard Tob	13-15	135%

Treaty #100176 Confidential (C3)	50	Execution Copy_7_16_2025

Exhibit C-1

Conversions
Term	Class	Conversion Duration	Rate
20 Year	Preferred best Non-tob	1-9	64%
20 Year	Super Preferred Non-tob	1-9	67%
20 Year	Preferred Non-tob	1-9	72%
20 Year	Standard Non-tob	1-9	94%
20 Year	Preferred Tob	1-9	72%
20 Year	Standard Tob	1-9	88%
20 Year	Preferred best Non-tob	10-15	71%
20 Year	Super Preferred Non-tob	10-15	74%
20 Year	Preferred Non-tob	10-15	80%
20 Year	Standard Non-tob	10-15	104%
20 Year	Preferred Tob	10-15	80%
20 Year	Standard Tob	10-15	97%
20 Year	Preferred best Non-tob	16-20	78%
20 Year	Super Preferred Non-tob	16-20	81%
20 Year	Preferred Non-tob	16-20	87%
20 Year	Standard Non-tob	16-20	114%
20 Year	Preferred Tob	16-20	87%
20 Year	Standard Tob	16-20	106%
30 Year	Preferred best Non-tob	1-14	70%
30 Year	Super Preferred Non-tob	1-14	74%
30 Year	Preferred Non-tob	1-14	79%
30 Year	Standard Non-tob	1-14	106%
30 Year	Preferred Tob	1-14	82%
30 Year	Standard Tob	1-14	101%
30 Year	Preferred best Non-tob	15-25	78%
30 Year	Super Preferred Non-tob	15-25	82%
30 Year	Preferred Non-tob	15-25	88%
30 Year	Standard Non-tob	15-25	118%
30 Year	Preferred Tob	15-25	91%
30 Year	Standard Tob	15-25	112%
30 Year	Preferred best Non-tob	26-30	85%
30 Year	Super Preferred Non-tob	26-30	90%%
30 Year	Preferred Non-tob	26-30	96%
30 Year	Standard Non-tob	26-30	129%
30 Year	Preferred Tob	26-30	99%
30 Year	Standard Tob	26-30	122%

Treaty #100176 Confidential (C3)	51	Execution Copy_7_16_2025

2015 VBT FEMALE NONSMOKER ALB Duration Issue Att. Age 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 Ultimate Age 0 25 1 26 2 27 3 28 4 29 5 30 6 31 7 32 8 33 9 34 10 35 11 36 12 37 13 38 14 39 15 40 16 41 17 42 18 0.27 0.27 0.26 0.27 0.27 0.27 0. 26 0.26 0.27 0.28 0.30 0.32 0.34 0.36 0.40 0.47 0.54 0.62 0.70 0.77 0.83 0.86 0.87 0.87 0.88 0.88 43 19 0.26 0.25 0.25 0.25 0.25 0.25 0.24 0.24 0.26 0.28 0.30 0.32 0.33 0.36 0.41 0.48 0.57 0.66 0.75 0.81 0.86 0.87 0.87 0.88 0.88 0.88 44 20 0.21 0.22 0.23 0.24 0.23 0.22 0.22 0.23 0.26 0.28 0.30 0.31 0.33 0.36 0.43 0.51 0.60 0.68 0.76 0.83 0.87 0.87 0.88 0.88 0.88 0.90 45 21 0.17 0.20 0.22 0.22 0.21 0.20 0.21 0.23 0.26 0.29 0.30 0.31 0.33 0.38 0.45 0.54 0.62 0.69 0.77 0.84 0.87 0.88 0.88 0.88 0.90 0.94 46 22 0.15 0.19 0.20 0.19 0.18 0.19 0.21 0.24 0.27 0.29 0.30 0.32 0.35 0.41 0.49 0.56 0.63 0.70 0.78 0.84 0.88 0.88 0.88 0.90 0.94 0.99 47 23 0.14 0.18 0.18 0.17 0.17 0.19 0.22 0.25 0.28 0.30 0.31 0.33 0.37 0.44 0.52 0.59 0.64 0.71 0.78 0.84 0.88 0.88 0.90 0.94 0.99 1.05 48 24 0.12 0.15 0.16 0.16 0.17 0.19 0.22 0.25 0.28 0.30 0.33 0.36 0.41 0.49 0.56 0.60 0.65 0.71 0.78 0.84 0.88 0.90 0.94 0.99 1.05 1.13 49 25 0.10 0.13 0.14 0.15 0.17 0.20 0.23 0.26 0.29 0.32 0.35 0.40 0.46 0.53 0.59 0.62 0.67 0.73 0.79 0.85 0.90 0.94 0.99 1.05 1.13 1.23 50 26 0.09 0.12 0.14 0.15 0.17 0.20 0.23 0.27 0.31 0.35 0.39 0.44 0.51 0.58 0.61 0.64 0.69 0.75 0.82 0.88 0.94 0.99 1.05 1.13 1.23 1.35 51 27 0.08 0.12 0.14 0.16 0.18 0.20 0.24 0.29 0.33 0.38 0.43 0.49 0.56 0.61 0.64 0.67 0.72 0.78 0.85 0.92 0.99 1.05 1.13 1.23 1.35 1.51 52 28 0.07 0.12 0.14 0.16 0.18 0.21 0.26 0.31 0.36 0.41 0.47 0.53 0.60 0.64 0.66 0.70 0.75 0.82 0.89 0.97 1.05 1.13 1.23 1.35 1.51 1.70 53 29 0.07 0.13 0.15 0.16 0.19 0.23 0.28 0.34 0.39 0.45 0.50 0.56 0.62 0.66 0.69 0.73 0.80 0.88 0.96 1.04 1.13 1.23 1.35 1.51 1.70 1.90 54 30 0.07 0.13 0.15 0.17 0.20 0.25 0.31 0.37 0.42 0.47 0.53 0.59 0.65 0.68 0.72 0.78 0.86 0.95 1.03 1.12 1.23 1.35 1.51 1.70 1.90 2.10 55 31 0.08 0.14 0.16 0.19 0.22 0.28 0.34 0.40 0.45 0.50 0.55 0.61 0.67 0.72 0.77 0.84 0.94 1.03 1.11 1.22 1.35 1.51 1.70 1.90 2.10 2.30 56 32 0.08 0.14 0.18 0.21 0.26 0.31 0.37 0.42 0.46 0.51 0.57 0.63 0.71 0.77 0.84 0.92 1.02 1.11 1.21 1.34 1.51 1.70 1.90 2.10 2.30 2.49 57 33 0.08 0.15 0.20 0.24 0.29 0.34 0.40 0.45 0.48 0.53 0.59 0.66 0.75 0.83 0.92 1.00 1.11 1.21 1.33 1.50 1.70 1.90 2.10 2.30 2.49 2.69 58 34 0.09 0.15 0.22 0.28 0.33 0.37 0.43 0.47 0.50 0.55 0.61 0.71 0.82 0.91 1.00 1.09 1.20 1.32 1.48 1.68 1.90 2.10 2.30 2.49 2.69 2.91 59 35 0.10 0.16 0.25 0.31 0.36 0.41 0.47 0.50 0.52 0.57 0.66 0.78 0.90 1.00 1.09 1.19 1.31 1.45 1.64 1.87 2.10 2.30 2.49 2.69 2.91 3.16 60 36 0.10 0.18 0.27 0.34 0.40 0.45 0.49 0.52 0.55 0.62 0.73 0.86 0.99 1.09 1.18 1.29 1.42 1.59 1.81 2.06 2.30 2.49 2.69 2.91 3.16 3.46 61 37 0.11 0.18 0.29 0.38 0.44 0.49 0.52 0.55 0.59 0.68 0.81 0.94 1.08 1.18 1.28 1.39 1.55 1.74 1.98 2.24 2.49 2.69 2.91 3.16 3.46 3.80 62 38 0.12 0.19 0.31 0.40 0.47 0.51 0.54 0.58 0.65 0.76 0.90 1.04 1.17 1.27 1.37 1.51 1.68 1.90 2.15 2.43 2.69 2.91 3.16 3.46 3.80 4.19 63 39 0.13 0.21 0.32 0.42 0.50 0.54 0.58 0.64 0.72 0.85 0.99 1.13 1.26 1.37 1.48 1.63 1.83 2.06 2.33 2.63 2.91 3.16 3.46 3.80 4.19 4.61 64 40 0.14 0.22 0.33 0.43 0.53 0.58 0.63 0.70 0.79 0.94 1.09 1.22 1.35 1.47 1.61 1.78 1.99 2.24 2.52 2.84 3.16 3.46 3.80 4.19 4.61 5.06 65 41 0.14 0.23 0.34 0.45 0.56 0.63 0.69 0.76 0.88 1.03 1.18 1.31 1.45 1.60 1.76 1.95 2.18 2.43 2.73 3.10 3.46 3.80 4.19 4.61 5.06 5.55 66 42 0.15 0.25 0.35 0.49 0.61 0.68 0.74 0.82 0.96 1.12 1.27 1.40 1.57 1.75 1.93 2.15 2.39 2.67 3.00 3.39 3.80 4.19 4.61 5.06 5.55 6.09 67 43 0.17 0.26 0.37 0.55 0.66 0.73 0.79 0.90 1.05 1.21 1.36 1.51 1.71 1.92 2.13 2.36 2.62 2.92 3.28 3.73 4.19 4.61 5.06 5.55 6.09 6.68 68 44 0.19 0.26 0.40 0.61 0.71 0.78 0.85 0.98 1.13 1.30 1.46 1.64 1.88 2.11 2.34 2.59 2.87 3.20 3.61 4.10 4.61 5.06 5.55 6.09 6.68 7.36 69 45 0.21 0.27 0.45 0.67 0.76 0.84 0.92 1.06 1.22 1.39 1.57 1.80 2.07 2.33 2.57 2.84 3.17 3.54 3.99 4.50 5.06 5.55 6.09 6.68 7.36 8.16 70 46 0.23 0.28 0.51 0.72 0.82 0.91 1.01 1.16 1.32 1.50 1.71 1.98 2.29 2.57 2.83 3.14 3.50 3.91 4.39 4.94 5.55 6.09 6.68 7.36 8.16 9.11 71 47 0.25 0.29 0.60 0.78 0.89 0.99 1.11 1.26 1.43 1.62 1.87 2.19 2.54 2.83 3.13 3.48 3.88 4.32 4.84 5.42 6.09 6.68 7.36 8.16 9.11 10.22 72 48 0.26 0.33 0.71 0.86 0.99 1.09 1.22 1.38 1.54 1.76 2.04 2.40 2.80 3.11 3.43 3.83 4.28 4.76 5.31 5.94 6.68 7.36 8.16 9.11 10.22 11.52 73 49 0.27 0.41 0.82 0.97 1.09 1.20 1.35 1.50 1.68 1.92 2.24 2.63 3.03 3.38 3.73 4.18 4.68 5.20 5.80 6.51 7.36 8.16 9.11 10.22 11.52 13.03 74 50 0.28 0.54 0.94 1.08 1.20 1.33 1.48 1.63 1.83 2.11 2.46 2.85 3.26 3.63 4.04 4.56 5.10 5.66 6.32 7.14 8.16 9.11 10.22 11.52 13.03 14.75 75 51 0.28 0.68 1.03 1.17 1.31 1.46 1.61 1.78 2.02 2.34 2.71 3.09 3.49 3.90 4.39 4.97 5.54 6.14 6.91 7.90 9.11 10.22 11.52 13.03 14.75 16.74 76 52 0.29 0.80 1.10 1.26 1.42 1.59 1.76 1.97 2.24 2.60 2.97 3.33 3.75 4.21 4.78 5.42 6.04 6.76 7.68 8.83 10.22 11.52 13.03 14.75 16.74 19.06 77 53 0.30 0.85 1.14 1.34 1.55 1.74 1.95 2.19 2.51 2.88 3.25 3.60 4.04 4.58 5.23 5.95 6.69 7.58 8.66 9.95 11.52 13.03 14.75 16.74 19.06 21.79 78 54 0.31 0.87 1.19 1.40 1.70 1.92 2.17 2.45 2.80 3.18 3.53 3.89 4.39 5.03 5.79 6.62 7.49 8.54 9.83 11.39 13.03 14.75 16.74 19.06 21.79 25.08 79 55 0.32 0.88 1.21 1.48 1.88 2.15 2.43 2.74 3.11 3.47 3.81 4.21 4.80 5.56 6.44 7.42 8.47 9.69 11.20 13.03 14.75 16.74 19.06 21.79 25.08 28.96 80 56 0.33 0.89 1.23 1.59 2.11 2.42 2.73 3.05 3.41 3.74 4.08 4.55 5.27 6.18 7.21 8.36 9.61 11.01 12.71 14.75 16.74 19.06 21.79 25.08 28.96 33.07 81 57 0.34 0.91 1.25 1.76 2.38 2.72 3.04 3.35 3.67 3.98 4.36 4.95 5.83 6.89 8.11 9.45 10.88 12.47 14.42 16.74 19.06 21.79 25.08 28.96 33.07 37.34 82 58 0.36 0.94 1.30 2.01 2.68 3.03 3.34 3.61 3.90 4.23 4.70 5.45 6.53 7.79 9.19 10.74 12.39 14.20 16.42 19.06 21.79 25.08 28.96 33.07 37.34 42.23 83 59 0.40 0.97 1.43 2.30 3.00 3.33 3.59 3.83 4.11 4.52 5.14 6.12 7.42 8.86 10.48 12.25 14.12 16.13 18.72 21.79 25.08 28.96 33.07 37.34 42.23 48.98 84 60 0.47 1.01 1.67 2.57 3.29 3.58 3.80 4.03 4.37 4.91 5.75 6.98 8.50 10.16 11.99 13.97 16.06 18.38 21.47 25.08 28.96 33.07 37.34 42.23 48.98 56.73 85 61 0.56 1.09 1.97 2.79 3.53 3.77 3.97 4.26 4.72 5.46 6.56 8.05 9.77 11.64 13.66 15.87 18.31 21.29 24.94 28.96 33.07 37.34 42.23 48.98 56.73 64.43 86 62 0.67 1.23 2.32 3.03 3.71 3.94 4.20 4.62 5.25 6.22 7.60 9.33 11.25 13.30 15.54 18.06 21.13 24.67 28.96 33.07 37.34 42.23 48.98 56.73 64.43 73.25 87 63 0.79 1.47 2.66 3.30 3.82 4.16 4.60 5.20 5.99 7.21 8.85 10.78 12.86 15.10 17.63 20.80 24.51 28.71 33.07 37.34 42.23 48.98 56.73 64.43 73.25 83.31 88 64 0.89 1.81 2.93 3.47 3.97 4.51 5.18 5.92 6.92 8.46 10.32 12.36 14.60 17.03 19.96 24.02 28.27 33.07 37.34 42.23 48.98 56.73 64.43 73.25 83.31 94.39 89 65 0.99 2.06 3.14 3.60 4.18 5.00 5.84 6.77 8.09 9.96 12.00 14.12 16.55 19.40 22.82 27.48 32.67 37.34 42.23 48.98 56.73 64.43 73.25 83.31 94.39 106.38 90 66 1.09 2.16 3.30 3.72 4.48 5.56 6.61 7.82 9.49 11.69 13.91 16.23 18.74 22.07 25.92 31.16 37.34 42.23 48.98 56.73 64.43 73.25 83.31 94.39 106.38 119.27 91 67 1.21 2.25 3.43 3.92 4.92 6.22 7.52 9.06 11.09 13.65 16.11 18.61 21.58 25.27 29.13 35.36 42.23 48.98 56.73 64.43 73.25 83.31 94.39 106.38 119.27 133.19 92 68 1.35 2.33 3.57 4.27 5.50 7.01 8.57 10.45 12.90 15.84 18.48 21.46 25.10 28.99 33.81 41.15 48.98 56.73 64.43 73.25 83.31 94.39 106.38 119.27 133.19 147.81 93 69 1.49 2.43 3.72 4.69 6.20 7.91 9.73 11.98 14.90 18.28 21.34 24.93 28.87 33.63 40.58 48.85 56.73 64.43 73.25 83.31 94.39 106.38 119.27 133.19 147.81 163.12 94

Treaty #100176 Confidential (C3)	52	Execution Copy_7_16_2025

2015 VBT FEMALE NONSMOKER ALB Duration Issue Att. Age 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 Ultimate Age 70 1.65 2.56 3.92 5.19 7.01 8.87 10.96 13.65 17.11 20.99 24.75 28.57 33.37 39.75 48.11 56.73 64.43 73.25 83.31 94.39 106.38 119.27 133.19 147.81 163.12 180.74 95 71 1.83 2.73 4.17 5.86 7.88 9.88 12.28 15.48 19.56 24.06 28.36 32.43 38.54 46.37 55.62 64.43 73.25 83.31 94.39 106.38 119.27 133.19 147.81 163.12 180.74 201.27 96 72 2.03 2.94 4.50 6.67 8.80 10.93 13.69 17.47 22.32 27.50 32.20 37.15 44.49 53.73 63.93 73.25 83.31 94.39 106.38 119.27 133.19 147.81 163.12 180.74 201.27 223.74 97 73 2.30 3.22 4.93 7.55 9.74 12.05 15.22 19.72 25.45 31.28 36.40 42.64 51.28 61.91 73.25 83.31 94.39 106.38 119.27 133.19 147.81 163.12 180.74 201.27 223.74 248.02 98 74 2.64 3.54 5.49 8.49 10.73 13.25 16.96 22.31 28.96 35.50 41.04 48.50 58.46 70.81 83.31 94.39 106.38 119.27 133.19 147.81 163.12 180.74 201.27 223.74 248.02 273.79 99 75 3.04 3.93 6.19 9.49 11.79 14.61 18.98 25.26 32.94 40.21 46.82 55.89 67.43 81.09 94.39 106.38 119.27 133.19 147.81 163.12 180.74 201.27 223.74 248.02 273.79 299.21 100 76 3.46 4.40 7.06 10.57 12.96 16.18 21.29 28.66 37.50 45.50 54.40 65.34 78.58 93.36 106.38 119.27 133.19 147.81 163.12 180.74 201.27 223.74 248.02 273.79 299.21 323.14 101 77 3.92 4.98 8.09 11.75 14.29 17.98 24.00 32.65 42.76 51.89 63.09 76.08 91.56 106.38 119.27 133.19 147.81 163.12 180.74 201.27 223.74 248.02 273.79 299.21 323.14 346.98 102 78 4.39 5.69 9.33 13.06 15.77 20.10 27.26 37.41 48.83 60.21 73.61 89.26 105.58 119.27 133.19 147.81 163.12 180.74 201.27 223.74 248.02 273.79 299.21 323.14 346.98 370.36 103 79 4.72 6.55 10.80 14.48 17.48 22.66 31.23 43.11 56.52 70.91 87.01 104.70 119.27 133.19 147.81 163.12 180.74 201.27 223.74 248.02 273.79 299.21 323.14 346.98 370.36 392.92 104 80 5.02 7.57 12.46 16.02 19.49 25.94 36.12 50.03 65.71 82.79 101.96 119.27 133.19 147.81 163.12 180.74 201.27 223.74 248.02 273.79 299.21 323.14 346.98 370.36 392.92 414.30 105 81 5.52 8.75 14.30 17.72 22.49 30.40 42.24 58.63 77.18 97.47 117.74 133.19 147.81 163.12 180.74 201.27 223.74 248.02 273.79 299.21 323.14 346.98 370.36 392.92 414.30 434.13 106 82 6.22 10.12 16.46 20.53 26.67 36.05 50.48 70.70 93.70 116.08 133.19 147.81 163.12 180.74 201.27 223.74 248.02 273.79 299.21 323.14 346.98 370.36 392.92 414.30 434.13 452.05 107 83 7.21 11.70 19.04 24.76 31.92 43.30 63.20 88.67 114.60 133.19 147.81 163.12 180.74 201.27 223.74 248.02 273.79 299.21 323.14 346.98 370.36 392.92 414.30 434.13 452.05 467.69 108 84 8.32 13.64 22.51 29.86 38.51 53.73 80.84 109.01 133.19 147.81 163.12 180.74 201.27 223.74 248.02 273.79 299.21 323.14 346.98 370.36 392.92 414.30 434.13 452.05 467.69 480.68 109 85 9.33 16.25 27.15 36.02 47.49 71.17 101.08 129.33 147.81 163.12 180.74 201.27 223.74 248.02 273.79 299.21 323.14 346.98 370.36 392.92 414.30 434.13 452.05 467.69 480.68 490.65 110 86 10.31 19.60 32.75 43.45 61.90 95.09 125.71 147.81 163.12 180.74 201.27 223.74 248.02 273.79 299.21 323.14 346.98 370.36 392.92 414.30 434.13 452.05 467.69 480.68 490.65 497.23 111 87 11.40 23.65 39.51 54.83 85.07 123.76 147.81 163.12 180.74 201.27 223.74 248.02 273.79 299.21 323.14 346.98 370.36 392.92 414.30 434.13 452.05 467.69 480.68 490.65 497.23 500.00 112 88 12.62 28.28 47.64 72.38 114.48 147.81 163.12 180.74 201.27 223.74 248.02 273.79 299.21 323.14 346.98 370.36 392.92 414.30 434.13 452.05 467.69 480.68 490.65 497.23 500.00 500.00 113 89 13.95 33.53 60.19 98.09 142.34 163.12 180.74 201.27 223.74 248.02 273.79 299.21 323.14 346.98 370.36 392.92 414.30 434.13 452.05 467.69 480.68 490.65 497.23 500.00 500.00 500.00 114 90 16.69 42.09 86.52 133.89 163.12 180.74 201.27 223.74 248.02 273.79 299.21 323.14 346.98 370.36 392.92 414.30 434.13 452.05 467.69 480.68 490.65 497.23 500.00 500.00 500.00 500.00 115 91 22.98 60.53 129.36 163.12 180.74 201.27 223.74 248.02 273.79 299.21 323.14 346.98 370.36 392.92 414.30 434.13 452.05 467.69 480.68 490.65 497.23 500.00 500.00 500.00 500.00 500.00 116 92 34.41 90.93 163.12 180.74 201.27 223.74 248.02 273.79 299.21 323.14 346.98 370.36 392.92 414.30 434.13 452.05 467.69 480.68 490.65 497.23 500.00 500.00 500.00 500.00 500.00 500.00 117 93 52.25 120.48 180.74 201.27 223.74 248.02 273.79 299.21 323.14 346.98 370.36 392.92 414.30 434.13 452.05 467.69 480.68 490.65 497.23 500.00 500.00 500.00 500.00 500.00 500.00 500.00 118 94 78.02 160.08 201.27 223.74 248.02 273.79 299.21 323.14 346.98 370.36 392.92 414.30 434.13 452.05 467.69 480.68 490.65 497.23 500.00 500.00 500.00 500.00 500.00 500.00 500.00 500.00 119 95 113.49 201.27 223.74 248.02 273.79 299.21 323.14 346.98 370.36 392.92 414.30 434.13 452.05 467.69 480.68 490.65 497.23 500.00 500.00 500.00 500.00 500.00 500.00 500.00 500.00 500.00 120

Treaty #100176 Confidential (C3)	53	Execution Copy_7_16_2025

2015 VBT FEMALE SMOKER ALB DurationIssue Att. Age 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 Ultimate Age 0 25 1 26 2 27 3 28 4 29 5 30 6 31 7 32 8 33 9 34 10 35 11 36 12 37 13 38 14 39 15 40 16 41 17 42 18 0.27 0.27 0.26 0.27 0.27 0.30 0.33 0.33 0.34 0.34 0.36 0.38 0.41 0.44 0.47 0.57 0.69 0.79 0.94 1.09 1.23 1.34 1.44 1.53 1.62 1.71 43 19 0.26 0.25 0.25 0.25 0.28 0.31 0.32 0.33 0.34 0.36 0.38 0.41 0.44 0.47 0.57 0.68 0.79 0.93 1.08 1.22 1.34 1.44 1.53 1.62 1.71 1.82 44 20 0.21 0.22 0.23 0.25 0.29 0.31 0.31 0.33 0.36 0.38 0.41 0.44 0.47 0.57 0.68 0.79 0.92 1.06 1.20 1.33 1.44 1.53 1.62 1.71 1.82 1.96 45 21 0.18 0.20 0.23 0.27 0.29 0.30 0.31 0.34 0.38 0.40 0.44 0.47 0.57 0.68 0.78 0.92 1.05 1.18 1.31 1.43 1.53 1.62 1.71 1.82 1.96 2.15 46 22 0.18 0.21 0.24 0.26 0.28 0.30 0.33 0.37 0.40 0.43 0.47 0.57 0.68 0.78 0.92 1.04 1.17 1.30 1.41 1.52 1.62 1.71 1.82 1.96 2.15 2.35 47 23 0.19 0.21 0.23 0.25 0.28 0.31 0.35 0.40 0.43 0.47 0.55 0.68 0.78 0.91 1.04 1.16 1.28 1.40 1.50 1.61 1.71 1.82 1.96 2.15 2.35 2.58 48 24 0.20 0.21 0.23 0.26 0.29 0.33 0.38 0.43 0.47 0.54 0.66 0.77 0.91 1.03 1.15 1.27 1.39 1.49 1.59 1.70 1.82 1.96 2.15 2.35 2.58 2.84 49 25 0.19 0.20 0.23 0.27 0.31 0.36 0.41 0.46 0.52 0.63 0.75 0.88 1.02 1.14 1.26 1.37 1.48 1.58 1.69 1.80 1.96 2.15 2.35 2.58 2.84 3.13 50 26 0.18 0.20 0.24 0.29 0.34 0.39 0.44 0.51 0.60 0.72 0.85 1.00 1.14 1.26 1.36 1.47 1.58 1.68 1.80 1.95 2.15 2.35 2.58 2.84 3.13 3.45 51 27 0.18 0.21 0.26 0.31 0.36 0.42 0.48 0.57 0.68 0.81 0.96 1.11 1.25 1.36 1.46 1.57 1.68 1.79 1.92 2.14 2.35 2.58 2.84 3.13 3.45 3.80 52 28 0.18 0.22 0.28 0.33 0.39 0.46 0.54 0.64 0.77 0.92 1.07 1.22 1.35 1.45 1.55 1.66 1.79 1.92 2.09 2.34 2.58 2.84 3.13 3.45 3.80 4.18 53 29 0.19 0.24 0.30 0.36 0.43 0.51 0.61 0.73 0.87 1.02 1.17 1.30 1.43 1.53 1.64 1.76 1.91 2.09 2.30 2.57 2.84 3.13 3.45 3.80 4.18 4.61 54 30 0.20 0.25 0.32 0.40 0.48 0.58 0.69 0.82 0.97 1.12 1.25 1.38 1.51 1.62 1.73 1.89 2.09 2.29 2.54 2.82 3.13 3.45 3.80 4.18 4.61 5.09 55 31 0.21 0.27 0.35 0.44 0.54 0.65 0.78 0.91 1.05 1.20 1.33 1.46 1.60 1.72 1.86 2.06 2.29 2.53 2.81 3.10 3.45 3.80 4.18 4.61 5.09 5.64 56 32 0.22 0.30 0.40 0.50 0.61 0.74 0.87 1.00 1.13 1.28 1.41 1.54 1.70 1.85 2.04 2.27 2.52 2.80 3.07 3.41 3.80 4.18 4.61 5.09 5.64 6.26 57 33 0.24 0.33 0.45 0.57 0.69 0.82 0.95 1.07 1.20 1.35 1.49 1.64 1.84 2.03 2.24 2.50 2.78 3.07 3.38 3.76 4.18 4.61 5.09 5.64 6.26 6.95 58 34 0.26 0.37 0.51 0.65 0.77 0.90 1.02 1.14 1.27 1.43 1.58 1.79 2.02 2.24 2.48 2.76 3.06 3.37 3.74 4.16 4.61 5.09 5.64 6.26 6.95 7.71 59 35 0.29 0.42 0.57 0.72 0.85 0.97 1.09 1.21 1.35 1.51 1.75 1.99 2.23 2.48 2.74 3.05 3.37 3.73 4.16 4.61 5.09 5.64 6.26 6.95 7.71 8.56 60 36 0.32 0.46 0.63 0.79 0.91 1.03 1.15 1.28 1.42 1.70 1.98 2.19 2.46 2.73 3.02 3.36 3.73 4.15 4.60 5.09 5.64 6.26 6.95 7.71 8.56 9.51 61 37 0.35 0.51 0.69 0.85 0.98 1.10 1.22 1.36 1.62 1.95 2.18 2.42 2.71 3.02 3.34 3.72 4.14 4.60 5.09 5.64 6.26 6.95 7.71 8.56 9.51 10.55 62 38 0.38 0.55 0.75 0.91 1.04 1.17 1.30 1.55 1.87 2.15 2.40 2.67 3.00 3.34 3.71 4.13 4.59 5.09 5.64 6.26 6.95 7.71 8.56 9.51 10.55 11.68 63 39 0.41 0.59 0.80 0.97 1.11 1.25 1.47 1.78 2.06 2.37 2.65 2.95 3.32 3.70 4.10 4.59 5.09 5.64 6.25 6.94 7.71 8.56 9.51 10.55 11.68 12.92 64 40 0.43 0.62 0.84 1.04 1.19 1.38 1.68 1.97 2.27 2.61 2.93 3.27 3.67 4.10 4.54 5.08 5.63 6.25 6.93 7.70 8.56 9.51 10.55 11.68 12.92 14.26 65 41 0.44 0.65 0.90 1.11 1.29 1.56 1.85 2.17 2.51 2.88 3.24 3.62 4.07 4.54 5.02 5.63 6.25 6.93 7.69 8.54 9.51 10.55 11.68 12.92 14.26 15.70 66 42 0.46 0.68 0.95 1.20 1.42 1.72 2.04 2.39 2.77 3.19 3.59 4.01 4.50 4.99 5.56 6.24 6.92 7.68 8.53 9.48 10.55 11.68 12.92 14.26 15.70 17.23 67 43 0.47 0.71 1.03 1.32 1.57 1.89 2.25 2.65 3.07 3.53 3.97 4.43 4.94 5.51 6.16 6.92 7.67 8.51 9.46 10.50 11.68 12.92 14.26 15.70 17.23 18.84 68 44 0.49 0.76 1.12 1.46 1.73 2.10 2.49 2.93 3.40 3.91 4.39 4.85 5.43 6.10 6.83 7.66 8.50 9.45 10.50 11.65 12.92 14.26 15.70 17.23 18.84 20.57 69 45 0.51 0.82 1.23 1.61 1.92 2.32 2.76 3.24 3.76 4.32 4.81 5.33 6.02 6.77 7.57 8.48 9.44 10.49 11.64 12.86 14.26 15.70 17.23 18.84 20.57 22.49 70 46 0.55 0.89 1.35 1.78 2.12 2.57 3.06 3.60 4.17 4.73 5.27 5.91 6.68 7.51 8.40 9.41 10.48 11.63 12.85 14.14 15.70 17.23 18.84 20.57 22.49 24.48 71 47 0.58 0.97 1.48 1.97 2.36 2.85 3.40 3.99 4.57 5.19 5.85 6.56 7.41 8.34 9.33 10.44 11.62 12.84 14.12 15.57 17.23 18.84 20.57 22.49 24.48 26.55 72 48 0.62 1.05 1.63 2.18 2.62 3.17 3.77 4.37 5.01 5.76 6.49 7.27 8.22 9.24 10.33 11.55 12.84 14.12 15.49 17.08 18.84 20.57 22.49 24.48 26.55 28.81 73 49 0.67 1.14 1.79 2.41 2.91 3.52 4.15 4.81 5.57 6.40 7.20 8.04 9.09 10.21 11.40 12.73 14.12 15.48 17.00 18.64 20.57 22.49 24.48 26.55 28.81 31.28 74 50 0.72 1.25 1.97 2.67 3.24 3.90 4.58 5.34 6.19 7.12 7.98 8.90 10.05 11.28 12.57 13.99 15.48 16.99 18.62 20.30 22.49 24.48 26.55 28.81 31.28 34.03 75 51 0.77 1.36 2.17 2.96 3.61 4.32 5.09 5.95 6.89 7.93 8.87 9.91 11.13 12.46 13.85 15.38 16.97 18.60 20.29 22.13 24.48 26.55 28.81 31.28 34.03 37.08 76 52 0.83 1.49 2.40 3.28 4.03 4.81 5.68 6.62 7.68 8.83 9.87 11.06 12.33 13.77 15.30 16.92 18.59 20.28 22.10 24.08 26.55 28.81 31.28 34.03 37.08 40.46 77 53 0.90 1.63 2.64 3.64 4.49 5.37 6.33 7.39 8.56 9.83 10.99 12.29 13.69 15.23 16.88 18.57 20.27 22.07 24.05 26.30 28.81 31.28 34.03 37.08 40.46 44.19 78 54 0.97 1.79 2.91 4.04 5.02 6.00 7.08 8.25 9.55 10.94 12.25 13.64 15.20 16.84 18.56 20.26 22.04 24.02 26.24 28.75 31.28 34.03 37.08 40.46 44.19 48.74 79 55 1.06 1.97 3.22 4.49 5.62 6.71 7.92 9.22 10.64 12.16 13.62 15.13 16.82 18.54 20.25 22.01 23.99 26.21 28.62 31.28 34.03 37.08 40.46 44.19 48.74 54.43 80 56 1.15 2.17 3.56 5.00 6.31 7.53 8.87 10.30 11.85 13.50 15.07 16.69 18.47 20.24 21.97 23.97 26.18 28.57 31.11 34.03 37.08 40.46 44.19 48.74 54.43 61.02 81 57 1.24 2.39 3.95 5.58 7.10 8.45 9.92 11.49 13.17 14.93 16.59 18.28 20.10 21.94 23.84 26.08 28.52 31.06 33.85 37.08 40.46 44.19 48.74 54.43 61.02 68.45 82 58 1.36 2.64 4.38 6.24 7.99 9.48 11.09 12.79 14.59 16.46 18.20 19.94 21.87 23.79 25.90 28.35 31.02 33.82 36.91 40.46 44.19 48.74 54.43 61.02 68.45 76.39 83 59 1.48 2.92 4.89 7.00 8.99 10.62 12.37 14.19 16.11 18.06 19.88 21.76 23.71 25.82 28.20 30.89 33.79 36.87 40.28 44.19 48.74 54.43 61.02 68.45 76.39 84.02 84 60 1.62 3.25 5.46 7.85 10.11 11.88 13.76 15.70 17.71 19.73 21.70 23.60 25.67 28.10 30.76 33.67 36.82 40.19 44.02 48.74 54.43 61.02 68.45 76.39 84.02 93.23 85 61 1.78 3.62 6.10 8.81 11.36 13.26 15.26 17.30 19.37 21.54 23.48 25.46 27.90 30.63 33.51 36.63 40.11 43.90 48.66 54.43 61.02 68.45 76.39 84.02 93.23 104.03 86 62 1.96 4.03 6.84 9.90 12.74 14.76 16.86 18.97 21.19 23.31 25.26 27.65 30.40 33.32 36.38 39.80 43.74 48.50 54.43 61.02 68.45 76.39 84.02 93.23 104.03 114.61 87 63 2.16 4.50 7.67 11.12 14.23 16.36 18.54 20.78 22.95 25.05 27.36 30.17 32.88 35.91 39.21 43.25 48.25 54.32 61.02 68.45 76.39 84.02 93.23 104.03 114.61 125.99 88 64 2.38 5.01 8.60 12.48 15.83 18.05 20.34 22.55 24.67 27.23 29.89 32.74 35.19 38.41 42.21 47.54 53.88 61.02 68.45 76.39 84.02 93.23 104.03 114.61 125.99 137.98 89 65 2.62 5.58 9.64 13.99 17.52 19.83 22.12 24.24 26.82 29.78 32.60 35.13 37.55 41.31 46.13 53.01 60.71 68.45 76.39 84.02 93.23 104.03 114.61 125.99 137.98 150.26 90 66 2.88 6.19 10.82 15.66 19.28 21.61 23.80 26.36 29.38 32.46 35.07 37.43 40.78 45.62 52.06 60.09 68.45 76.39 84.02 93.23 104.03 114.61 125.99 137.98 150.26 162.73 91 67 3.16 6.86 12.15 17.52 21.09 23.31 25.91 28.96 32.08 35.00 37.32 40.64 45.53 51.89 59.82 68.13 76.39 84.02 93.23 104.03 114.61 125.99 137.98 150.26 162.73 175.51 92 68 3.48 7.58 13.64 19.56 22.80 25.40 28.54 31.68 34.55 37.20 40.50 45.44 51.72 59.56 67.80 75.95 84.02 93.23 104.03 114.61 125.99 137.98 150.26 162.73 175.51 188.05 93 69 3.81 8.36 15.31 21.79 24.85 28.04 31.24 34.02 36.83 40.40 45.35 51.55 59.29 67.48 75.51 83.75 93.23 104.03 114.61 125.99 137.98 150.26 162.73 175.51 188.05 200.27 94

Treaty #100176 Confidential (C3)	54	Execution Copy_7_16_2025

2015 VBT FEMALE SMOKER ALB Duration Issue Att. Age 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 Ultimate Age 70 4.18 9.18 17.18 24.23 27.50 30.72 33.44 36.09 39.91 45.17 51.38 59.02 67.15 75.07 83.16 93.23 104.03 114.61 125.99 137.98 150.26 162.73 175.51 188.05 200.27 214.01 95 71 4.58 10.08 19.26 26.89 30.15 32.77 35.26 39.02 44.30 50.82 58.57 66.83 74.63 82.57 92.20 104.03 114.61 125.99 137.98 150.26 162.73 175.51 188.05 200.27 214.01 229.82 96 72 5.02 11.05 21.55 29.51 32.03 34.32 38.01 43.27 49.74 57.66 66.30 73.64 81.98 91.45 103.28 114.61 125.99 137.98 150.26 162.73 175.51 188.05 200.27 214.01 229.82 246.27 97 73 5.50 12.13 24.07 31.22 33.29 36.90 42.12 48.50 56.34 65.21 73.27 80.18 89.61 102.72 114.61 125.99 137.98 150.26 162.73 175.51 188.05 200.27 214.01 229.82 246.27 263.04 98 74 6.05 13.34 26.82 32.20 35.70 40.87 47.14 54.85 62.39 72.50 79.80 88.50 101.02 114.22 125.99 137.98 150.26 162.73 175.51 188.05 200.27 214.01 229.82 246.27 263.04 279.66 99 75 6.66 14.70 29.29 34.42 39.53 45.66 53.19 60.83 68.22 79.41 88.20 100.85 113.89 125.44 137.98 150.26 162.73 175.51 188.05 200.27 214.01 229.82 246.27 263.04 279.66 299.21 100 76 7.36 16.22 31.41 38.10 44.06 51.36 59.17 66.67 74.99 87.90 100.68 113.38 124.87 137.67 150.26 162.73 175.51 188.05 200.27 214.01 229.82 246.27 263.04 279.66 299.21 323.14 101 77 8.16 17.94 33.68 42.34 49.36 57.96 65.12 73.31 82.99 99.41 112.78 123.80 136.91 150.26 162.73 175.51 188.05 200.27 214.01 229.82 246.27 263.04 279.66 299.21 323.14 346.98 102 78 9.06 19.86 36.15 47.20 56.17 64.10 71.64 81.11 93.21 110.82 122.57 135.53 149.77 162.73 175.51 188.05 200.27 214.01 229.82 246.27 263.04 279.66 299.21 323.14 346.98 370.36 103 79 10.08 22.07 38.85 53.04 63.29 69.86 79.23 91.67 103.14 121.01 133.79 148.96 162.73 175.51 188.05 200.27 214.01 229.82 246.27 263.04 279.66 299.21 323.14 346.98 370.36 392.92 104 80 11.28 24.62 41.98 58.38 68.95 77.23 88.02 102.01 112.13 131.42 147.12 162.73 175.51 188.05 200.27 214.01 229.82 246.27 263.04 279.66 299.21 323.14 346.98 370.36 392.92 414.30 105 81 12.67 27.46 45.58 62.57 74.14 85.06 96.28 110.25 124.49 144.10 161.92 175.51 188.05 200.27 214.01 229.82 246.27 263.04 279.66 299.21 323.14 346.98 370.36 392.92 414.30 434.13 106 82 14.25 30.65 49.51 66.96 79.69 92.02 103.30 121.03 139.98 160.31 175.51 188.05 200.27 214.01 229.82 246.27 263.04 279.66 299.21 323.14 346.98 370.36 392.92 414.30 434.13 452.05 107 83 16.04 34.23 53.73 71.53 85.47 98.30 113.34 134.76 157.90 175.51 188.05 200.27 214.01 229.82 246.27 263.04 279.66 299.21 323.14 346.98 370.36 392.92 414.30 434.13 452.05 467.69 108 84 18.10 38.24 58.25 76.19 91.00 106.46 127.26 152.93 175.51 188.05 200.27 214.01 229.82 246.27 263.04 279.66 299.21 323.14 346.98 370.36 392.92 414.30 434.13 452.05 467.69 480.68 109 85 20.45 42.67 62.97 80.75 97.36 117.22 145.39 173.42 188.05 200.27 214.01 229.82 246.27 263.04 279.66 299.21 323.14 346.98 370.36 392.92 414.30 434.13 452.05 467.69 480.68 490.65 110 86 23.10 47.54 67.74 85.02 105.35 133.94 169.28 188.05 200.27 214.01 229.82 246.27 263.04 279.66 299.21 323.14 346.98 370.36 392.92 414.30 434.13 452.05 467.69 480.68 490.65 497.23 111 87 26.09 52.83 72.38 91.33 119.83 163.14 188.05 200.27 214.01 229.82 246.27 263.04 279.66 299.21 323.14 346.98 370.36 392.92 414.30 434.13 452.05 467.69 480.68 490.65 497.23 500.00 112 88 29.42 58.48 76.81 103.51 147.14 188.05 200.27 214.01 229.82 246.27 263.04 279.66 299.21 323.14 346.98 370.36 392.92 414.30 434.13 452.05 467.69 480.68 490.65 497.23 500.00 500.00 113 89 33.08 64.37 83.74 121.12 178.83 200.27 214.01 229.82 246.27 263.04 279.66 299.21 323.14 346.98 370.36 392.92 414.30 434.13 452.05 467.69 480.68 490.65 497.23 500.00 500.00 500.00 114 90 38.03 68.71 102.02 160.89 200.27 214.01 229.82 246.27 263.04 279.66 299.21 323.14 346.98 370.36 392.92 414.30 434.13 452.05 467.69 480.68 490.65 497.23 500.00 500.00 500.00 500.00 115 91 46.10 85.22 153.21 200.27 214.01 229.82 246.27 263.04 279.66 299.21 323.14 346.98 370.36 392.92 414.30 434.13 452.05 467.69 480.68 490.65 497.23 500.00 500.00 500.00 500.00 500.00 116 92 58.51 119.95 200.27 214.01 229.82 246.27 263.04 279.66 299.21 323.14 346.98 370.36 392.92 414.30 434.13 452.05 467.69 480.68 490.65 497.23 500.00 500.00 500.00 500.00 500.00 500.00 117 93 75.79 149.35 214.01 229.82 246.27 263.04 279.66 299.21 323.14 346.98 370.36 392.92 414.30 434.13 452.05 467.69 480.68 490.65 497.23 500.00 500.00 500.00 500.00 500.00 500.00 500.00 118 94 98.63 188.48 229.82 246.27 263.04 279.66 299.21 323.14 346.98 370.36 392.92 414.30 434.13 452.05 467.69 480.68 490.65 497.23 500.00 500.00 500.00 500.00 500.00 500.00 500.00 500.00 119 95 128.07 229.82 246.27 263.04 279.66 299.21 323.14 346.98 370.36 392.92 414.30 434.13 452.05 467.69 480.68 490.65 497.23 500.00 500.00 500.00 500.00 500.00 500.00 500.00 500.00 500.00 120

Treaty #100176 Confidential (C3)	55	Execution Copy_7_16_2025

2015 VBT MALE NONSMOKER ALB Duration Issue Att. Age 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 Ultimate Age 0 25 1 26 2 27 3 28 4 29 5 30 6 31 7 32 8 33 9 34 10 35 11 36 12 37 13 38 14 39 15 40 16 41 17 42 18 0.66 0.69 0.71 0.71 0.69 0.69 0.68 0.66 0.57 0.52 0.50 0.47 0.46 0.49 0.52 0.58 0.66 0.77 0.89 1.01 1.11 1.17 1.24 1.31 1.40 1.48 43 19 0.60 0.62 0.66 0.63 0.62 0.61 0.61 0.56 0.49 0.46 0.46 0.45 0.45 0.50 0.55 0.59 0.68 0.80 0.92 1.04 1.14 1.20 1.27 1.35 1.44 1.54 44 20 0.51 0.57 0.57 0.55 0.53 0.52 0.51 0.47 0.43 0.44 0.44 0.45 0.46 0.51 0.57 0.62 0.71 0.82 0.94 1.07 1.16 1.22 1.29 1.38 1.49 1.59 45 21 0.45 0.52 0.47 0.44 0.43 0.43 0.42 0.40 0.38 0.41 0.43 0.45 0.48 0.53 0.59 0.64 0.73 0.84 0.97 1.09 1.17 1.23 1.30 1.41 1.53 1.65 46 22 0.41 0.43 0.39 0.37 0.36 0.36 0.36 0.35 0.35 0.40 0.43 0.46 0.49 0.56 0.62 0.66 0.76 0.88 1.01 1.11 1.17 1.23 1.30 1.43 1.58 1.71 47 23 0.35 0.36 0.33 0.31 0.31 0.31 0.31 0.33 0.34 0.40 0.43 0.47 0.52 0.59 0.64 0.69 0.79 0.92 1.04 1.12 1.18 1.23 1.31 1.45 1.63 1.79 48 24 0.30 0.31 0.28 0.27 0.27 0.27 0.29 0.32 0.34 0.41 0.45 0.50 0.55 0.61 0.67 0.73 0.84 0.97 1.07 1.12 1.19 1.24 1.35 1.51 1.70 1.88 49 25 0.26 0.27 0.25 0.25 0.25 0.26 0.28 0.32 0.35 0.42 0.47 0.53 0.58 0.65 0.71 0.78 0.90 1.02 1.09 1.13 1.19 1.28 1.43 1.61 1.80 1.99 50 26 0.22 0.24 0.23 0.24 0.24 0.26 0.29 0.33 0.36 0.45 0.51 0.57 0.62 0.69 0.77 0.85 0.97 1.06 1.11 1.16 1.24 1.37 1.55 1.74 1.95 2.16 51 27 0.20 0.22 0.22 0.24 0.25 0.27 0.31 0.35 0.39 0.48 0.55 0.62 0.67 0.75 0.83 0.91 1.02 1.10 1.15 1.22 1.33 1.49 1.68 1.89 2.12 2.36 52 28 0.18 0.20 0.21 0.25 0.27 0.30 0.33 0.38 0.42 0.53 0.60 0.67 0.72 0.81 0.90 0.97 1.07 1.14 1.22 1.31 1.45 1.63 1.84 2.06 2.31 2.58 53 29 0.16 0.18 0.22 0.25 0.28 0.31 0.34 0.39 0.44 0.55 0.63 0.69 0.75 0.84 0.93 1.01 1.12 1.21 1.30 1.42 1.58 1.78 2.00 2.25 2.53 2.80 54 30 0.15 0.16 0.22 0.26 0.28 0.31 0.34 0.40 0.47 0.57 0.65 0.70 0.76 0.86 0.95 1.07 1.19 1.29 1.39 1.54 1.72 1.94 2.19 2.46 2.75 3.02 55 31 0.14 0.15 0.22 0.26 0.29 0.32 0.36 0.42 0.52 0.61 0.68 0.73 0.80 0.89 1.00 1.13 1.26 1.37 1.50 1.66 1.87 2.12 2.39 2.68 2.97 3.22 56 32 0.14 0.15 0.23 0.28 0.31 0.34 0.40 0.46 0.57 0.66 0.71 0.76 0.84 0.94 1.07 1.21 1.34 1.47 1.61 1.80 2.03 2.30 2.60 2.90 3.18 3.43 57 33 0.14 0.16 0.25 0.29 0.32 0.37 0.44 0.51 0.62 0.70 0.75 0.80 0.89 1.01 1.14 1.29 1.43 1.57 1.73 1.94 2.21 2.51 2.82 3.13 3.40 3.66 58 34 0.15 0.17 0.27 0.31 0.36 0.41 0.47 0.57 0.66 0.73 0.78 0.85 0.96 1.09 1.22 1.37 1.53 1.68 1.87 2.11 2.41 2.74 3.06 3.36 3.64 3.93 59 35 0.15 0.18 0.29 0.34 0.40 0.45 0.51 0.62 0.70 0.76 0.83 0.92 1.04 1.17 1.31 1.47 1.63 1.80 2.02 2.30 2.64 2.99 3.32 3.62 3.92 4.28 60 36 0.15 0.20 0.31 0.38 0.44 0.49 0.57 0.67 0.74 0.81 0.90 1.00 1.13 1.27 1.42 1.58 1.75 1.95 2.21 2.53 2.91 3.27 3.61 3.92 4.28 4.74 61 37 0.15 0.21 0.34 0.41 0.48 0.54 0.63 0.71 0.78 0.88 0.99 1.10 1.23 1.38 1.53 1.70 1.90 2.13 2.44 2.81 3.21 3.58 3.92 4.28 4.72 5.27 62 38 0.15 0.24 0.37 0.44 0.51 0.60 0.68 0.76 0.85 0.97 1.09 1.21 1.35 1.51 1.67 1.85 2.08 2.36 2.72 3.14 3.55 3.91 4.28 4.70 5.24 5.88 63 39 0.16 0.28 0.41 0.49 0.56 0.65 0.73 0.82 0.93 1.07 1.19 1.32 1.48 1.65 1.82 2.03 2.30 2.64 3.06 3.50 3.90 4.28 4.68 5.18 5.84 6.54 64 40 0.18 0.33 0.45 0.53 0.62 0.70 0.78 0.88 1.02 1.17 1.30 1.44 1.62 1.81 2.01 2.26 2.58 2.99 3.44 3.88 4.28 4.68 5.12 5.76 6.48 7.25 65 41 0.21 0.37 0.49 0.57 0.67 0.75 0.84 0.96 1.11 1.27 1.42 1.57 1.78 2.00 2.22 2.52 2.92 3.38 3.85 4.28 4.67 5.09 5.64 6.37 7.15 8.02 66 42 0.24 0.41 0.52 0.62 0.72 0.79 0.89 1.04 1.21 1.38 1.53 1.71 1.95 2.20 2.47 2.83 3.30 3.80 4.27 4.67 5.07 5.56 6.22 7.01 7.88 8.86 67 43 0.29 0.44 0.56 0.68 0.76 0.84 0.96 1.13 1.31 1.48 1.65 1.87 2.15 2.43 2.75 3.18 3.71 4.22 4.67 5.05 5.50 6.12 6.89 7.77 8.72 9.79 68 44 0.33 0.47 0.60 0.74 0.81 0.90 1.05 1.23 1.41 1.59 1.80 2.06 2.37 2.69 3.06 3.55 4.12 4.64 5.05 5.48 6.00 6.78 7.68 8.65 9.69 10.88 69 45 0.38 0.50 0.65 0.80 0.87 0.99 1.16 1.35 1.53 1.73 1.98 2.27 2.61 2.97 3.40 3.94 4.53 5.03 5.48 5.98 6.61 7.58 8.58 9.65 10.82 12.16 70 46 0.43 0.52 0.71 0.86 0.95 1.10 1.30 1.48 1.66 1.89 2.19 2.52 2.88 3.26 3.74 4.33 4.95 5.46 5.95 6.52 7.34 8.50 9.60 10.79 12.14 13.69 71 47 0.47 0.55 0.77 0.94 1.05 1.24 1.45 1.62 1.81 2.10 2.44 2.78 3.15 3.58 4.10 4.74 5.39 5.94 6.48 7.18 8.22 9.57 10.77 12.12 13.65 15.48 72 48 0.50 0.58 0.84 1.02 1.18 1.40 1.60 1.77 2.00 2.35 2.72 3.06 3.44 3.90 4.48 5.17 5.85 6.44 7.09 7.97 9.23 10.74 12.10 13.62 15.40 17.55 73 49 0.52 0.64 0.92 1.11 1.32 1.56 1.74 1.92 2.22 2.63 3.01 3.34 3.73 4.24 4.88 5.63 6.35 7.00 7.79 8.87 10.36 11.99 13.56 15.37 17.43 19.89 74 50 0.52 0.72 1.01 1.22 1.48 1.70 1.87 2.09 2.47 2.94 3.31 3.65 4.05 4.63 5.34 6.14 6.91 7.65 8.62 9.91 11.56 13.30 15.14 17.29 19.72 22.48 75 51 0.53 0.82 1.12 1.35 1.63 1.82 1.99 2.29 2.76 3.26 3.62 4.01 4.43 5.10 5.90 6.75 7.57 8.44 9.61 11.11 12.91 14.77 16.86 19.35 22.18 25.32 76 52 0.53 0.93 1.24 1.51 1.77 1.94 2.15 2.52 3.07 3.60 3.97 4.39 4.90 5.70 6.58 7.50 8.40 9.50 10.80 12.49 14.45 16.50 18.85 21.68 24.89 28.46 77 53 0.54 1.04 1.38 1.71 1.92 2.09 2.35 2.80 3.42 3.95 4.36 4.83 5.52 6.45 7.42 8.39 9.47 10.74 12.24 14.10 16.20 18.63 21.40 24.58 28.04 31.99 78 54 0.54 1.13 1.54 1.88 2.06 2.24 2.58 3.15 3.80 4.34 4.80 5.41 6.32 7.37 8.38 9.45 10.68 12.12 13.94 16.02 18.34 21.22 24.42 27.96 31.81 36.04 79 55 0.59 1.19 1.71 2.03 2.21 2.44 2.88 3.56 4.22 4.79 5.37 6.18 7.25 8.36 9.43 10.64 12.05 13.79 15.91 18.27 20.96 24.22 27.81 31.77 36.04 40.76 80 56 0.70 1.24 1.88 2.19 2.40 2.70 3.28 4.01 4.67 5.31 6.06 7.09 8.29 9.41 10.57 11.98 13.70 15.74 18.14 20.81 23.88 27.50 31.68 36.04 40.76 46.15 81 57 0.85 1.28 2.04 2.37 2.64 3.03 3.75 4.50 5.17 5.92 6.87 8.09 9.37 10.55 11.87 13.53 15.61 17.97 20.66 23.68 27.24 31.37 35.97 40.76 46.15 52.27 82 58 1.05 1.35 2.17 2.57 2.87 3.44 4.25 5.00 5.71 6.63 7.78 9.13 10.50 11.86 13.38 15.33 17.81 20.50 23.47 26.82 30.96 35.72 40.76 46.15 52.27 59.31 83 59 1.26 1.46 2.27 2.72 3.13 3.90 4.74 5.49 6.31 7.42 8.78 10.25 11.74 13.26 15.02 17.36 20.25 23.31 26.65 30.56 35.26 40.57 46.15 52.27 59.31 67.48 84 60 1.44 1.62 2.38 2.82 3.45 4.35 5.20 5.99 6.96 8.28 9.82 11.41 13.00 14.70 16.83 19.62 22.94 26.42 30.30 34.87 40.24 46.15 52.27 59.31 67.48 76.96 85 61 1.56 1.84 2.50 2.98 3.82 4.79 5.64 6.52 7.68 9.19 10.84 12.52 14.25 16.26 18.85 22.11 25.88 29.90 34.52 39.81 45.87 52.27 59.31 67.48 76.96 87.87 86 62 1.63 2.12 2.68 3.24 4.24 5.22 6.09 7.10 8.46 10.14 11.89 13.68 15.62 18.03 21.10 24.84 29.11 33.74 39.19 45.28 52.27 59.31 67.48 76.96 87.87 100.29 87 63 1.69 2.41 2.95 3.62 4.72 5.67 6.60 7.77 9.33 11.17 13.00 14.90 17.15 19.98 23.52 27.83 32.83 38.39 44.71 51.75 59.31 67.48 76.96 87.87 100.29 114.02 88 64 1.76 2.72 3.29 4.09 5.26 6.18 7.19 8.55 10.31 12.31 14.24 16.29 18.88 22.14 26.13 31.12 37.06 43.66 51.18 59.31 67.48 76.96 87.87 100.29 114.02 128.76 89 65 1.83 3.05 3.72 4.62 5.89 6.78 7.91 9.46 11.43 13.65 15.73 17.99 20.97 24.66 29.12 35.10 42.41 50.14 58.75 67.48 76.96 87.87 100.29 114.02 128.76 144.17 90 66 1.93 3.35 4.19 5.22 6.60 7.50 8.77 10.52 12.74 15.26 17.63 20.20 23.61 27.79 32.76 39.79 48.73 57.78 67.48 76.96 87.87 100.29 114.02 128.76 144.17 159.79 91 67 2.06 3.63 4.71 5.90 7.30 8.35 9.77 11.75 14.30 17.24 20.04 23.21 26.96 31.69 37.24 45.32 55.69 65.94 76.96 87.87 100.29 114.02 128.76 144.17 159.79 175.30 92 68 2.23 3.92 5.27 6.66 8.07 9.32 10.91 13.18 16.32 19.68 23.08 26.87 31.15 36.68 42.96 52.22 63.81 75.42 87.87 100.29 114.02 128.76 144.17 159.79 175.30 190.25 93 69 2.41 4.19 5.85 7.45 8.93 10.28 12.11 15.04 18.54 22.38 26.71 30.99 36.46 42.86 50.84 60.94 74.06 87.04 100.29 114.02 128.76 144.17 159.79 175.30 190.25 203.94 94

Treaty #100176 Confidential (C3)	56	Execution Copy_7_16_2025

2015 VBT MALE NONSMOKER ALB Duration Issue Att. Age 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 Ultimate Age 70 2.59 4.41 6.38 8.21 9.69 11.24 13.60 17.08 20.74 25.22 30.76 36.30 42.68 50.52 59.16 70.86 85.79 100.29 114.02 128.76 144.17 159.79 175.30 190.25 203.94 218.45 95 71 2.78 4.62 6.93 8.99 10.50 12.56 15.41 19.04 23.33 28.87 35.82 42.56 50.11 58.75 67.43 81.45 98.11 114.02 128.76 144.17 159.79 175.30 190.25 203.94 218.45 235.54 96 72 3.01 4.90 7.55 9.90 11.75 14.28 17.40 21.36 26.78 33.59 42.11 49.94 58.42 67.28 79.18 95.56 112.86 128.76 144.17 159.79 175.30 190.25 203.94 218.45 235.54 253.92 97 73 3.30 5.31 8.37 11.07 13.39 16.27 19.90 24.45 31.08 39.19 49.69 58.35 67.20 78.00 93.41 111.93 128.76 144.17 159.79 175.30 190.25 203.94 218.45 235.54 253.92 273.64 98 74 3.65 5.86 9.37 12.50 15.22 18.66 22.99 28.34 36.22 45.73 58.19 67.13 77.53 91.65 108.77 127.96 144.17 159.79 175.30 190.25 203.94 218.45 235.54 253.92 273.64 294.31 99 75 3.99 6.42 10.44 14.17 17.42 21.52 26.60 32.99 42.24 53.01 66.84 77.14 90.91 107.84 126.69 144.17 159.79 175.30 190.25 203.94 218.45 235.54 253.92 273.64 294.31 315.52 100 76 4.24 6.83 11.26 15.64 19.59 24.28 30.18 38.43 48.97 60.81 76.46 89.99 107.32 126.31 144.17 159.79 175.30 190.25 203.94 218.45 235.54 253.92 273.64 294.31 315.52 336.99 101 77 4.42 7.13 11.91 16.91 21.46 27.05 33.75 44.56 56.24 69.32 88.55 105.91 125.47 144.17 159.79 175.30 190.25 203.94 218.45 235.54 253.92 273.64 294.31 315.52 336.99 358.54 102 78 4.61 7.47 12.67 18.28 23.43 29.97 37.78 50.32 63.25 78.93 102.53 122.95 143.48 159.79 175.30 190.25 203.94 218.45 235.54 253.92 273.64 294.31 315.52 336.99 358.54 379.81 103 79 4.78 7.80 13.45 19.74 25.52 32.60 41.98 55.30 70.08 89.81 118.04 141.66 159.79 175.30 190.25 203.94 218.45 235.54 253.92 273.64 294.31 315.52 336.99 358.54 379.81 400.44 104 80 5.07 8.34 14.72 21.90 28.33 36.23 47.46 61.70 80.04 104.19 135.37 159.79 175.30 190.25 203.94 218.45 235.54 253.92 273.64 294.31 315.52 336.99 358.54 379.81 400.44 420.09 105 81 5.54 9.21 16.68 25.02 32.42 41.40 55.05 72.28 94.85 125.34 155.65 175.30 190.25 203.94 218.45 235.54 253.92 273.64 294.31 315.52 336.99 358.54 379.81 400.44 420.09 438.40 106 82 6.24 10.50 19.46 29.31 38.22 48.80 65.69 88.25 117.04 152.45 175.30 190.25 203.94 218.45 235.54 253.92 273.64 294.31 315.52 336.99 358.54 379.81 400.44 420.09 438.40 455.01 107 83 7.27 12.50 23.82 36.00 47.19 61.04 82.30 113.08 148.82 175.30 190.25 203.94 218.45 235.54 253.92 273.64 294.31 315.52 336.99 358.54 379.81 400.44 420.09 438.40 455.01 469.56 108 84 8.57 15.11 29.54 44.82 59.35 78.13 105.78 140.92 175.30 190.25 203.94 218.45 235.54 253.92 273.64 294.31 315.52 336.99 358.54 379.81 400.44 420.09 438.40 455.01 469.56 481.70 109 85 10.25 18.42 36.78 56.17 75.65 100.97 133.91 167.51 190.25 203.94 218.45 235.54 253.92 273.64 294.31 315.52 336.99 358.54 379.81 400.44 420.09 438.40 455.01 469.56 481.70 491.07 110 86 12.32 22.63 46.13 71.55 97.66 129.69 165.42 190.25 203.94 218.45 235.54 253.92 273.64 294.31 315.52 336.99 358.54 379.81 400.44 420.09 438.40 455.01 469.56 481.70 491.07 497.31 111 87 14.55 27.50 57.18 90.24 124.30 163.40 190.25 203.94 218.45 235.54 253.92 273.64 294.31 315.52 336.99 358.54 379.81 400.44 420.09 438.40 455.01 469.56 481.70 491.07 497.31 500.00 112 88 16.83 32.62 69.54 111.42 153.75 190.25 203.94 218.45 235.54 253.92 273.64 294.31 315.52 336.99 358.54 379.81 400.44 420.09 438.40 455.01 469.56 481.70 491.07 497.31 500.00 500.00 113 89 19.34 38.13 83.50 136.22 182.90 203.94 218.45 235.54 253.92 273.64 294.31 315.52 336.99 358.54 379.81 400.44 420.09 438.40 455.01 469.56 481.70 491.07 497.31 500.00 500.00 500.00 114 90 23.37 52.47 113.46 172.67 203.94 218.45 235.54 253.92 273.64 294.31 315.52 336.99 358.54 379.81 400.44 420.09 438.40 455.01 469.56 481.70 491.07 497.31 500.00 500.00 500.00 500.00 115 91 31.59 79.88 165.78 203.94 218.45 235.54 253.92 273.64 294.31 315.52 336.99 358.54 379.81 400.44 420.09 438.40 455.01 469.56 481.70 491.07 497.31 500.00 500.00 500.00 500.00 500.00 116 92 46.10 117.11 203.94 218.45 235.54 253.92 273.64 294.31 315.52 336.99 358.54 379.81 400.44 420.09 438.40 455.01 469.56 481.70 491.07 497.31 500.00 500.00 500.00 500.00 500.00 500.00 117 93 68.04 150.88 218.45 235.54 253.92 273.64 294.31 315.52 336.99 358.54 379.81 400.44 420.09 438.40 455.01 469.56 481.70 491.07 497.31 500.00 500.00 500.00 500.00 500.00 500.00 500.00 118 94 98.17 192.89 235.54 253.92 273.64 294.31 315.52 336.99 358.54 379.81 400.44 420.09 438.40 455.01 469.56 481.70 491.07 497.31 500.00 500.00 500.00 500.00 500.00 500.00 500.00 500.00 119 95 137.03 235.54 253.92 273.64 294.31 315.52 336.99 358.54 379.81 400.44 420.09 438.40 455.01 469.56 481.70 491.07 497.31 500.00 500.00 500.00 500.00 500.00 500.00 500.00 500.00 500.00 120

Treaty #100176 Confidential (C3)	57	Execution Copy_7_16_2025

2015 VBT MALE SMOKER ALB Duration Issue Att. Age 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 Ultimate Age 0 25 1 26 2 27 3 28 4 29 5 30 6 31 7 32 8 33 9 34 10 35 11 36 12 37 13 38 14 39 15 40 16 41 17 42 18 0.67 0.70 0.72 0.75 0.78 0.80 0.83 0.85 0.84 0.83 0.82 0.82 0.84 0.88 0.95 1.02 1.10 1.19 1.30 1.42 1.58 1.79 2.01 2.24 2.46 2.65 43 19 0.64 0.66 0.69 0.71 0.73 0.76 0.78 0.78 0.78 0.78 0.78 0.80 0.85 0.91 0.98 1.06 1.15 1.25 1.40 1.57 1.77 2.00 2.23 2.44 2.63 2.79 44 20 0.60 0.63 0.65 0.67 0.69 0.71 0.73 0.73 0.73 0.74 0.76 0.81 0.87 0.95 1.03 1.11 1.21 1.37 1.56 1.76 1.98 2.21 2.43 2.61 2.77 2.94 45 21 0.56 0.58 0.60 0.62 0.64 0.67 0.68 0.68 0.70 0.72 0.77 0.84 0.91 0.99 1.08 1.17 1.34 1.54 1.74 1.96 2.20 2.41 2.60 2.75 2.92 3.13 46 22 0.52 0.53 0.54 0.58 0.61 0.63 0.64 0.65 0.69 0.74 0.80 0.87 0.95 1.04 1.14 1.31 1.52 1.72 1.94 2.18 2.40 2.58 2.74 2.91 3.12 3.34 47 23 0.48 0.49 0.51 0.55 0.58 0.59 0.61 0.65 0.70 0.76 0.84 0.91 1.00 1.10 1.28 1.50 1.69 1.91 2.15 2.38 2.57 2.72 2.89 3.10 3.33 3.57 48 24 0.44 0.47 0.49 0.52 0.55 0.57 0.61 0.66 0.73 0.80 0.88 0.96 1.06 1.23 1.46 1.66 1.88 2.12 2.35 2.55 2.71 2.89 3.09 3.32 3.56 3.83 49 25 0.41 0.45 0.47 0.50 0.53 0.57 0.63 0.69 0.77 0.85 0.93 1.02 1.17 1.41 1.62 1.85 2.09 2.32 2.53 2.70 2.88 3.09 3.31 3.56 3.83 4.13 50 26 0.37 0.43 0.46 0.49 0.53 0.59 0.66 0.73 0.81 0.90 0.99 1.10 1.33 1.56 1.80 2.04 2.28 2.50 2.68 2.88 3.09 3.31 3.55 3.82 4.13 4.47 51 27 0.34 0.41 0.45 0.49 0.55 0.62 0.70 0.78 0.87 0.97 1.07 1.22 1.48 1.73 1.98 2.22 2.45 2.65 2.86 3.08 3.30 3.55 3.82 4.12 4.47 4.86 52 28 0.32 0.40 0.47 0.52 0.60 0.67 0.75 0.83 0.93 1.04 1.18 1.35 1.63 1.90 2.14 2.37 2.59 2.81 3.07 3.30 3.54 3.81 4.12 4.46 4.85 5.28 53 29 0.31 0.42 0.51 0.58 0.66 0.74 0.81 0.90 1.01 1.15 1.31 1.50 1.78 2.04 2.26 2.49 2.74 3.01 3.29 3.54 3.81 4.11 4.46 4.85 5.28 5.77 54 30 0.31 0.44 0.56 0.65 0.73 0.81 0.88 0.97 1.11 1.28 1.45 1.64 1.91 2.15 2.37 2.62 2.93 3.23 3.53 3.80 4.11 4.45 4.84 5.28 5.76 6.32 55 31 0.32 0.47 0.61 0.71 0.80 0.87 0.95 1.06 1.23 1.42 1.60 1.77 2.03 2.26 2.50 2.81 3.15 3.47 3.80 4.10 4.45 4.84 5.27 5.76 6.31 6.94 56 32 0.33 0.50 0.66 0.77 0.87 0.94 1.03 1.18 1.36 1.56 1.74 1.90 2.14 2.39 2.68 3.02 3.39 3.73 4.10 4.44 4.83 5.27 5.75 6.30 6.93 7.65 57 33 0.33 0.52 0.70 0.81 0.92 1.02 1.13 1.31 1.50 1.70 1.83 2.01 2.27 2.57 2.88 3.25 3.65 4.04 4.44 4.83 5.26 5.75 6.29 6.92 7.64 8.46 58 34 0.34 0.54 0.74 0.85 0.97 1.10 1.24 1.44 1.63 1.79 1.91 2.15 2.45 2.77 3.11 3.52 3.96 4.38 4.82 5.26 5.74 6.29 6.91 7.64 8.46 9.39 59 35 0.35 0.56 0.78 0.89 1.03 1.19 1.37 1.56 1.72 1.85 2.05 2.33 2.65 3.00 3.37 3.82 4.30 4.76 5.25 5.73 6.28 6.90 7.63 8.45 9.38 10.45 60 36 0.37 0.59 0.84 0.96 1.12 1.30 1.49 1.65 1.76 1.97 2.24 2.53 2.88 3.26 3.67 4.16 4.68 5.18 5.73 6.27 6.89 7.62 8.45 9.38 10.45 11.66 61 37 0.39 0.64 0.91 1.06 1.23 1.41 1.58 1.69 1.87 2.16 2.45 2.76 3.15 3.57 4.02 4.54 5.11 5.66 6.26 6.88 7.62 8.44 9.37 10.44 11.66 13.03 62 38 0.42 0.70 1.00 1.16 1.33 1.50 1.63 1.80 2.07 2.38 2.69 3.03 3.46 3.92 4.41 4.98 5.59 6.19 6.87 7.61 8.44 9.37 10.44 11.66 13.03 14.53 63 39 0.46 0.77 1.09 1.26 1.43 1.56 1.74 2.00 2.30 2.63 2.97 3.35 3.82 4.33 4.87 5.48 6.13 6.79 7.60 8.43 9.36 10.44 11.66 13.02 14.52 16.18 64 40 0.51 0.85 1.18 1.35 1.50 1.68 1.94 2.23 2.55 2.91 3.29 3.71 4.23 4.80 5.39 6.04 6.73 7.56 8.43 9.36 10.44 11.65 13.02 14.52 16.17 17.98 65 41 0.56 0.93 1.25 1.44 1.62 1.88 2.18 2.49 2.83 3.23 3.64 4.12 4.71 5.33 5.97 6.66 7.53 8.43 9.36 10.43 11.65 13.02 14.51 16.16 17.97 19.89 66 42 0.61 1.01 1.32 1.54 1.80 2.10 2.43 2.78 3.15 3.58 4.05 4.59 5.25 5.93 6.62 7.45 8.42 9.35 10.43 11.65 13.02 14.51 16.14 17.97 19.89 21.90 67 43 0.66 1.08 1.41 1.69 2.00 2.35 2.72 3.09 3.50 3.98 4.51 5.12 5.85 6.60 7.39 8.37 9.35 10.43 11.65 13.02 14.51 16.13 17.96 19.89 21.89 24.05 68 44 0.70 1.16 1.53 1.86 2.23 2.63 3.03 3.43 3.88 4.44 5.04 5.73 6.55 7.37 8.28 9.34 10.43 11.65 13.02 14.50 16.12 17.95 19.88 21.89 24.03 26.41 69 45 0.75 1.25 1.67 2.06 2.49 2.93 3.36 3.81 4.32 4.95 5.64 6.43 7.33 8.25 9.27 10.42 11.65 13.02 14.50 16.11 17.94 19.88 21.88 24.02 26.37 29.08 70 46 0.82 1.36 1.82 2.29 2.78 3.27 3.73 4.22 4.81 5.54 6.33 7.27 8.23 9.26 10.39 11.64 13.02 14.49 16.09 17.93 19.88 21.88 24.01 26.33 29.02 32.11 71 47 0.89 1.48 2.01 2.56 3.11 3.63 4.13 4.68 5.36 6.21 7.22 8.22 9.25 10.39 11.64 13.02 14.49 16.08 17.92 19.88 21.87 24.00 26.29 28.96 32.06 35.47 72 48 0.97 1.61 2.24 2.88 3.49 4.03 4.58 5.20 5.99 7.15 8.22 9.23 10.39 11.64 13.02 14.49 16.07 17.91 19.87 21.87 23.98 26.24 28.90 32.00 35.44 39.08 73 49 1.06 1.76 2.50 3.26 3.90 4.48 5.07 5.79 7.03 8.22 9.21 10.36 11.64 13.02 14.48 16.06 17.90 19.87 21.87 23.97 26.20 28.84 31.94 35.40 39.02 42.83 74 50 1.16 1.93 2.81 3.69 4.38 4.97 5.69 6.84 8.21 9.20 10.33 11.61 13.02 14.48 16.04 17.89 19.87 21.86 23.91 26.16 28.77 31.88 35.37 38.96 42.76 46.60 75 51 1.27 2.13 3.18 4.20 4.91 5.61 6.73 8.07 9.18 10.30 11.59 13.00 14.48 16.03 17.87 19.87 21.85 23.84 26.06 28.71 31.82 35.33 38.90 42.70 46.52 50.33 76 52 1.40 2.34 3.61 4.79 5.55 6.59 7.89 9.09 10.27 11.56 12.97 14.46 16.02 17.86 19.83 21.84 23.77 25.97 28.65 31.76 35.30 38.84 42.64 46.44 50.15 54.04 77 53 1.54 2.59 4.11 5.47 6.42 7.67 8.90 10.24 11.54 12.95 14.44 16.01 17.84 19.80 21.81 23.70 25.87 28.59 31.71 35.26 38.78 42.57 46.37 49.97 53.79 57.84 78 54 1.70 2.88 4.69 6.24 7.40 8.66 10.03 11.51 12.93 14.43 15.99 17.82 19.77 21.78 23.64 25.78 28.53 31.65 35.23 38.72 42.51 46.29 49.80 53.54 57.69 61.88 79 55 1.88 3.21 5.35 7.10 8.38 9.77 11.28 12.91 14.41 15.98 17.81 19.74 21.75 23.57 25.68 28.46 31.59 35.19 38.65 42.44 46.21 49.62 53.29 57.54 61.88 66.27 80 56 2.08 3.58 6.09 8.06 9.46 10.98 12.63 14.40 15.97 17.79 19.71 21.72 23.50 25.59 28.40 31.53 35.16 38.59 42.38 46.13 49.44 53.04 57.36 61.88 66.27 70.94 81 57 2.31 4.00 6.88 9.10 10.62 12.28 14.07 15.96 17.78 19.68 21.69 23.43 25.49 28.34 31.47 35.12 38.53 42.32 46.05 49.26 52.80 57.17 61.83 66.27 70.94 76.84 82 58 2.56 4.48 7.73 10.22 11.86 13.64 15.55 17.54 19.64 21.66 23.36 25.39 28.28 31.41 35.09 38.47 42.25 45.98 49.08 52.55 56.99 61.77 66.27 70.94 76.84 84.42 83 59 2.84 5.01 8.61 11.39 13.15 15.04 17.05 19.15 21.39 23.30 25.30 28.22 31.36 35.05 38.41 42.19 45.90 48.90 52.30 56.80 61.72 66.25 70.94 76.84 84.42 93.03 84 60 3.15 5.60 9.51 12.60 14.46 16.45 18.38 20.60 22.99 25.20 28.15 31.30 35.02 38.35 42.12 45.82 48.73 52.05 56.61 61.66 66.18 70.94 76.84 84.42 93.03 102.79 85 61 3.49 6.24 10.42 13.81 15.77 17.67 19.42 21.73 24.27 27.32 30.47 33.79 38.29 42.06 45.74 48.55 51.80 56.43 61.60 66.15 70.89 76.84 84.42 93.03 102.79 113.76 86 62 3.86 6.92 11.32 15.00 17.07 18.93 20.41 22.62 25.35 28.62 31.93 35.34 40.13 45.67 48.37 51.55 56.24 61.54 66.01 70.72 76.84 84.42 93.03 102.79 113.76 125.86 87 63 4.25 7.63 12.20 16.17 18.41 20.14 21.64 23.98 27.08 30.10 33.42 36.73 41.46 48.19 51.30 56.06 61.48 65.88 70.48 76.67 84.42 93.03 102.79 113.76 125.86 138.82 88 64 4.66 8.34 13.06 17.36 19.69 21.40 23.42 26.22 29.27 32.51 35.73 38.74 43.44 51.06 55.87 61.42 65.75 70.24 76.42 84.42 93.03 102.79 113.76 125.86 138.82 152.25 89 65 5.08 9.06 13.93 18.63 21.15 23.25 25.73 28.67 31.66 35.56 38.46 42.12 46.02 53.88 60.63 65.62 70.00 76.23 84.29 93.03 102.79 113.76 125.86 138.82 152.25 165.84 90 66 5.51 9.79 14.86 20.07 23.03 25.50 28.29 31.33 34.64 38.29 41.73 45.61 48.85 57.07 64.20 69.76 76.06 84.08 93.03 102.79 113.76 125.86 138.82 152.25 165.84 179.17 91 67 5.97 10.57 15.89 21.79 25.24 28.06 31.11 34.31 37.66 41.34 45.19 48.66 54.15 60.88 68.54 75.16 83.90 92.63 102.79 113.76 125.86 138.82 152.25 165.84 179.17 192.04 92 68 6.46 11.42 17.10 23.84 27.76 30.86 34.09 37.34 40.69 44.78 48.48 53.70 60.13 65.52 74.23 82.31 92.30 102.19 113.76 125.86 138.82 152.25 165.84 179.17 192.04 204.12 93 69 7.01 12.38 18.50 26.20 30.52 33.82 37.10 40.45 44.21 48.30 53.25 59.38 64.52 71.40 81.57 90.75 101.72 113.38 125.86 138.82 152.25 165.84 179.17 192.04 204.12 214.85 94

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2015 VBT MALE SMOKER ALB Duration Issue Att. Age 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 Ultimate Age 70 7.65 13.48 20.08 28.80 33.45 36.81 40.24 44.09 48.23 52.80 58.62 63.80 69.17 78.44 89.93 100.30 113.03 125.86 138.82 152.25 165.84 179.17 192.04 204.12 214.85 226.52 95 71 8.38 14.70 21.83 31.58 36.42 40.00 43.96 48.13 52.71 57.87 63.26 68.62 75.51 86.37 98.91 112.06 125.64 138.82 152.25 165.84 179.17 192.04 204.12 214.85 226.52 241.13 96 72 9.21 16.04 23.70 34.39 39.35 43.42 47.84 52.05 57.04 62.42 68.04 74.45 83.41 94.74 110.30 124.77 138.64 152.25 165.84 179.17 192.04 204.12 214.85 226.52 241.13 257.32 97 73 10.14 17.46 25.64 37.18 42.70 47.15 51.28 55.76 60.80 66.93 73.97 81.06 91.42 107.32 123.27 137.54 152.25 165.84 179.17 192.04 204.12 214.85 226.52 241.13 257.32 275.30 98 74 11.14 18.93 27.63 39.96 46.12 50.53 53.74 58.44 65.17 72.96 80.81 89.87 104.73 121.84 136.13 151.70 165.84 179.17 192.04 204.12 214.85 226.52 241.13 257.32 275.30 294.79 99 75 12.20 20.44 29.68 42.76 48.69 52.99 56.33 62.51 71.27 79.92 89.52 103.57 120.03 134.43 150.99 165.84 179.17 192.04 204.12 214.85 226.52 241.13 257.32 275.30 294.79 315.52 100 76 13.32 22.01 31.84 45.62 51.36 55.87 60.79 69.33 78.34 88.46 102.11 117.60 132.21 150.00 165.84 179.17 192.04 204.12 214.85 226.52 241.13 257.32 275.30 294.79 315.52 336.99 101 77 14.50 23.67 34.14 48.61 54.71 59.81 66.90 76.23 86.70 100.05 114.78 129.21 147.91 165.84 179.17 192.04 204.12 214.85 226.52 241.13 257.32 275.30 294.79 315.52 336.99 358.54 102 78 15.78 25.45 36.64 51.76 59.13 64.63 73.60 84.34 97.37 111.53 125.78 144.95 164.97 179.17 192.04 204.12 214.85 226.52 241.13 257.32 275.30 294.79 315.52 336.99 358.54 379.81 103 79 17.17 27.40 39.38 55.33 64.20 70.44 81.40 94.16 107.75 121.80 141.24 163.59 179.17 192.04 204.12 214.85 226.52 241.13 257.32 275.30 294.79 315.52 336.99 358.54 379.81 400.44 104 80 18.73 29.55 42.55 59.35 69.03 77.87 90.43 103.54 117.13 136.44 160.96 179.17 192.04 204.12 214.85 226.52 241.13 257.32 275.30 294.79 315.52 336.99 358.54 379.81 400.44 420.09 105 81 20.48 32.08 46.20 63.61 74.23 85.77 98.91 111.91 130.60 156.75 178.32 192.04 204.12 214.85 226.52 241.13 257.32 275.30 294.79 315.52 336.99 358.54 379.81 400.44 420.09 438.40 106 82 22.54 35.01 50.18 68.07 79.78 92.78 106.13 123.81 151.15 176.62 192.04 204.12 214.85 226.52 241.13 257.32 275.30 294.79 315.52 336.99 358.54 379.81 400.44 420.09 438.40 455.01 107 83 24.96 38.27 54.46 72.72 85.57 99.12 116.05 144.14 174.09 192.04 204.12 214.85 226.52 241.13 257.32 275.30 294.79 315.52 336.99 358.54 379.81 400.44 420.09 438.40 455.01 469.56 108 84 27.69 41.84 59.03 77.45 91.10 107.34 135.72 168.88 192.04 204.12 214.85 226.52 241.13 257.32 275.30 294.79 315.52 336.99 358.54 379.81 400.44 420.09 438.40 455.01 469.56 481.70 109 85 30.74 45.74 63.82 82.09 97.47 125.90 161.00 189.83 204.12 214.85 226.52 241.13 257.32 275.30 294.79 315.52 336.99 358.54 379.81 400.44 420.09 438.40 455.01 469.56 481.70 491.07 110 86 34.14 49.95 68.65 86.43 114.67 150.42 185.46 204.12 214.85 226.52 241.13 257.32 275.30 294.79 315.52 336.99 358.54 379.81 400.44 420.09 438.40 455.01 469.56 481.70 491.07 497.31 111 87 37.88 54.34 73.36 96.63 137.11 178.97 204.12 214.85 226.52 241.13 257.32 275.30 294.79 315.52 336.99 358.54 379.81 400.44 420.09 438.40 455.01 469.56 481.70 491.07 497.31 500.00 112 88 41.90 59.26 77.85 115.37 159.56 204.12 214.85 226.52 241.13 257.32 275.30 294.79 315.52 336.99 358.54 379.81 400.44 420.09 438.40 455.01 469.56 481.70 491.07 497.31 500.00 500.00 113 89 46.11 64.79 86.43 138.24 191.25 214.85 226.52 241.13 257.32 275.30 294.79 315.52 336.99 358.54 379.81 400.44 420.09 438.40 455.01 469.56 481.70 491.07 497.31 500.00 500.00 500.00 114 90 51.16 72.96 119.89 178.71 214.85 226.52 241.13 257.32 275.30 294.79 315.52 336.99 358.54 379.81 400.44 420.09 438.40 455.01 469.56 481.70 491.07 497.31 500.00 500.00 500.00 500.00 115 91 58.87 95.41 177.41 214.85 226.52 241.13 257.32 275.30 294.79 315.52 336.99 358.54 379.81 400.44 420.09 438.40 455.01 469.56 481.70 491.07 497.31 500.00 500.00 500.00 500.00 500.00 116 92 70.75 132.60 214.85 226.52 241.13 257.32 275.30 294.79 315.52 336.99 358.54 379.81 400.44 420.09 438.40 455.01 469.56 481.70 491.07 497.31 500.00 500.00 500.00 500.00 500.00 500.00 117 93 87.36 161.79 226.52 241.13 257.32 275.30 294.79 315.52 336.99 358.54 379.81 400.44 420.09 438.40 455.01 469.56 481.70 491.07 497.31 500.00 500.00 500.00 500.00 500.00 500.00 500.00 118 94 108.95 199.78 241.13 257.32 275.30 294.79 315.52 336.99 358.54 379.81 400.44 420.09 438.40 455.01 469.56 481.70 491.07 497.31 500.00 500.00 500.00 500.00 500.00 500.00 500.00 500.00 119 95 137.03 241.13 257.32 275.30 294.79 315.52 336.99 358.54 379.81 400.44 420.09 438.40 455.01 469.56 481.70 491.07 497.31 500.00 500.00 500.00 500.00 500.00 500.00 500.00 500.00 500.00 120

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Exhibit D

Company’s Retention Limits

Company’s Retention Limits:

The Company will retain 33% of each policy, not to exceed the Company’s Retention Limits stated below.

Issue Age	Standard – Table P
18-75	$6,000,000

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Exhibit E

Automatic Acceptance Limits

1.	Automatic Binding Limit:

Issue Age	Standard – Table P
18-75	$20,000,000

The pool maximum automatic binding amounts above exclude the Company’s Retention.

2.	Jumbo Limit:

The Company will not cede any risk automatically if the total amount in force and applied for on the life with all insurance companies, including any amount to be replaced, exceeds the applicable amounts shown below.

$35,000,000

3.	Conditional Receipt or Temporary Insurance Agreement Liability:

The amount of coverage provided by the Reinsurer will be limited to its share of the following amounts per life provided by the Company’s Conditional Receipt (or Interim Receipt) or Temporary Insurance Agreement.

Maximum Amount
$3,000,000

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Exhibit F

Reinsurance Reports

The Company acknowledges that timely and correct compliance with the reporting requirements of this Agreement are a material element of the Company’s responsibilities hereunder and an important basis of the Reinsurer’s ability to reinsure the risks hereunder. Consistent and material non-compliance with reporting requirements, including extended delays, will constitute a material breach of the terms of this Agreement.

Remittance: The Company will self-administer reinsurance transactions. Reinsurance premiums are payable as specified in the Premium Mode provision in the applicable Exhibit. During each accounting period, as defined below, the Company will report to the Reinsurer all first year and renewal premiums which became due during the previous accounting period. Reporting of business transactions should begin within 90 days of the latter of the effective date or the execution date of the Agreement, including policies with zero first year premium. Any adjustments made necessary by changes in reinsurance effective during a previous accounting period will also be reported.

The Company will take credit, without interest, for any unearned premiums arising due to reductions, cancellations or death claims. The unearned premiums refunded will be net of allowances and policy fees.

The Company will pay the balance of premiums in arrears due under a reinstated Reinsured Policy.

If a net balance is due to the Reinsurer, the Company will forward a remittance in settlement with its report. If the net balance is due to the Company, the Reinsurer will forward a remittance in settlement within 30 days of receipt of the report.

Report Requirements:

The Company will send to the Reinsurer the following TAI reports electronically, by the times indicated below:

Report	Accounting Period	Due Date

1. Transaction Report:	Monthly	25th day after month end
a) New Business b) Renewal Business c) Changes & Terminations

2. Inforce Report	Monthly	25th day after month end

3. Policy Exhibit	Monthly	25th day after month end

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Minimum Data Requirements for Electronic Administration:

Policy record details for new business, renewal business and changes and terminations (Reports #1, 2 and 3 in Report Requirements, above) may be reported as separate reports or combined into one report, hereinafter referred to as the Billings and Transactions Report. Nonetheless, the data elements specified below for the Billings and Transactions Report must be provided for each reported record.

Billings and Transactions Report:

General

1. Reporting Period Dates	Specifies the beginning and ending date of the reporting period represented on the statement file.

Insured Data

2. Last Name	Represents the surname or family name of the insured; must be specified for each insured on joint policy types; name fields are required to be parsed out into these listed components

3. First Name	Represents the given name of the insured; must be specified for each insured on joint policy types; name fields are required to be parsed out into these listed components.

4. Middle Name or Middle Initial (if available)	Represents the middle name of the insured; must be specified for each insured on joint policy types; name fields are required to be parsed out into these listed components.

5. Date of Birth	Specifies the date on which the insured was born; this field must be provided on each insured on a joint policy.

6. Sex	Indicates the gender of the insured; this field must be provided on each insured on a joint policy.

7. Tobacco Use Code	Indicates whether the insured is a smoker or user of tobacco products.

8. Rating	Indicates whether the insured is standard, substandard, or uninsurable.

9. Residence	State, province, or other geographical code that indicates where the insured resides.

10. Insured Sequence Number	Specifies the number assigned by the ceding company to delineate one insured from another on a policy with multiple insureds.

Coverage Data

11. Currency	Indicates the currency to be applied in calculating monetary amounts, if currency within this treaty is a variable on a by policy basis.

12. Reinsurance Method	Indicates whether the policy is being ceded on an automatic or facultative basis.

13. Policy Number	Specifies the number assigned by the ceding company to the policy record.

14. Coverage Sequence Number	Specifies the number assigned by the ceding company to delineate one coverage or benefit from another on a policy with multiple coverages or benefits.

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15. Issue Date	The date the policy or benefit was issued.

16. Reinsurance Effective Date (if different than issue date)

Specifies the date upon which the reinsurance coverage goes into effect, if it goes into effect on a date other than the issue date. Can also be used to specify the original Policy Issue Date on a contractual policy conversion.

17. Plan Code	Specifies the plan of insurance being provided to the insured; there must be a separate plan code for each coverage.

18. Joint Life Indicator	Indicates that the coverage is a joint coverage and that multiple lives are involved with the coverage.

19. Smoker Code	Indicates that the coverage has been issued at either non-smoker or smoker rates.

20. Preferred Risk Class	Indicates the level of classification between the preferred and standard categories; there may be more than one level of the preferred classification available, and this will indicate the specific level for this policy.

21. Mortality Rating	Specifies the exact rating assigned to the policy: premium rates will be based on this rating; this rating is generally expressed as a percentage.

22. Flat Extra Rate	Specifies a flat rate per thousand to be charged on the policy.

23. Flat Extra Duration	Specifies the number of years that the flat extra rating will be charged.

24. Direct Face Amount	Specifies the face amount of the benefit issued to the insured before the purchase of any reinsurance.

25. Reinsured Face Amount	Specifies the face amount of the reinsurance purchased.

26. Reinsured Amount at Risk	Specifies the net amount at risk for the current year’s reinsurance benefits.

27. Death Benefit Option	Specifies the option used to calculate the policy net amount at risk on Universal Life products, only.

28. Coverage Maturity or Expiry Date	Specifies the date on which the insurance coverage will cease, based on the type of plan issued to the insured.

29. Issue Age	From date of issue, the age at which premiums will be charged when the case does not use a rated age.

30. Rated Age	From the date of issue, the age at which premiums will be charged when the age is increased for substandard reasons, or when the age is an equivalent age for joint products.

31. Transaction Code	Indicates the specific action that has occurred to cause a policy to appear on the billing or transaction report, such as New Business, Renewal, Lapse, Death etc.

32. Transaction Effective Date	Specifies the date on which the transaction is applied to the insured’s policy.

33. Standard Premium	The premium to be paid for the reinsured benefit; this must be specified for each benefit provided on a policy record.

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34. Substandard Premium	In the event that a mortality rating has been assigned, this is the substandard portion of the premium to be paid for the reinsured benefit; this must be specified for each benefit provided on a policy record.

35. Flat Extra Premium	The premium to be paid the reinsurer for any flat extra premiums assigned to the policy.

36. Fees	Any additional fees to be charged, such as policy fees

37. Standard Allowance	The allowance to be taken for the reinsured benefit; this must be specified for each benefit provided on a policy record.

38. Substandard Allowance	In the event that a mortality rating has been assigned, this is the portion of the allowance to be taken for the substandard premium; this must be specified for each benefit provided on a policy record.

39. Flat Extra Allowance	In the event a flat extra rating has been assigned to the policy, this is the portion of the allowance to be taken on the flat extra premium; this must be specified for each flat extra premium provided on a policy record.

40. Fee Allowance	The allowance to be taken for any fees paid on the record.

Inforce List:

As required, a complete listing of all policy records considered to be in force under this Agreement must also be provided to the Reinsurer (Report #2 in Report Requirements, above). Each record on the Inforce List must contain data elements 1–30, as specified in the above listing of data requirements.

Reporting System: The system used by the Company to administer its reinsurance is: TAI

The Company will inform the Reinsurer at least one reporting period in advance of any change in the reporting format or data prior to its use in reports to the Reinsurer. The Company will provide the Reinsurer with a test file containing such a change prior to its implementation in the production of reports.

Notification of Acceptance of Facultative Offer: The Company will promptly advise the Reinsurer of its acceptance of the Reinsurer’s underwriting decision pertaining to facultative business by sending notice to the Reinsurer on the next New Business Report, providing the full details of the facultative new business.

Additional Information: Upon request, the Company will promptly provide the Reinsurer with any additional information related to the Reinsured Policies and which the Reinsurer requires in order to complete its financial statements.

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